                                    $125,000,000

                                  CREDIT AGREEMENT

                                     DATED AS OF

                                    JUNE 22, 1999

                                        AMONG

                                   AVADO BRANDS, INC.,

                                      AS BORROWER,

                          WACHOVIA BANK, NATIONAL ASSOCIATION,

                                     BANKBOSTON, N.A.

                                           AND

                       ANY OTHER FINANCIAL INSTITUTION(S) LISTED ON THE
                                 SIGNATURE PAGE(S) HEREOF,

                                         AS BANKS,

                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    AS ADMINISTRATIVE AGENT,

                                       BANK BOSTON, N.A.,
                                      AS SYNDICATION AGENT,

                                     WACHOVIA SECURITIES, INC.,
                                           AS ARRANGER,

                                              AND

                                       BANCBOSTON ROBERTSON
                                           STEPHENS, INC.,
                                           AS CO-ARRANGER

                                         TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS...........................................................................................1
         SECTION 1.1.  DEFINITIONS................................................................................1
         SECTION 1.2.  ACCOUNTING TERMS AND DETERMINATIONS.......................................................17
         SECTION 1.3.  REFERENCES................................................................................17
         SECTION 1.4.  USE OF DEFINED TERMS......................................................................17
         SECTION 1.5.  TERMINOLOGY...............................................................................17

ARTICLE 2.  THE CREDIT...........................................................................................18
         SECTION 2.1.  COMMITMENTS TO LEND.......................................................................18
         SECTION 2.2.  METHOD OF BORROWING.......................................................................19
         SECTION 2.3.  NOTES.....................................................................................22
         SECTION 2.4.  MATURITY OF REVOLVING LOANS AND SWING LOANS...............................................22
         SECTION 2.5.  INTEREST RATES............................................................................23
         SECTION 2.6.  FEES......................................................................................24
         SECTION 2.7.  TERMINATION OR REDUCTION OF COMMITMENTS...................................................25
         SECTION 2.8.  OPTIONAL PREPAYMENTS......................................................................26
         SECTION 2.9.  MANDATORY PREPAYMENTS.....................................................................26
         SECTION 2.10.  GENERAL PROVISIONS AS TO PAYMENTS........................................................27
         SECTION 2.11.  COMPUTATION OF INTEREST AND FEES. .......................................................27

ARTICLE 3.  CONDITIONS TO BORROWINGS.............................................................................27
         SECTION 3.1.  CONDITIONS TO FIRST BORROWING.............................................................27
         SECTION 3.2.  CONDITIONS TO ALL BORROWINGS..............................................................29

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.......................................................................29
         SECTION 4.1.  CORPORATE EXISTENCE AND POWER.............................................................29
         SECTION 4.2.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION................................30
         SECTION 4.3.  BINDING EFFECT............................................................................30
         SECTION 4.4.  FINANCIAL INFORMATION; NO MATERIAL ADVERSE EFFECT.........................................30
         SECTION 4.5.  NO LITIGATION.............................................................................31
         SECTION 4.6.  COMPLIANCE WITH LAWS GENERALLY; COMPLIANCE WITH ERISA.....................................31
         SECTION 4.7.  TAXES.....................................................................................31
         SECTION 4.8.  SUBSIDIARIES..............................................................................31
         SECTION 4.9.  NOT A PUBLIC UTILITY, HOLDING COMPANY, INVESTMENT COMPANY OR
                           INVESTMENT ADVISER....................................................................32
         SECTION 4.10.  OWNERSHIP OF PROPERTY; LIENS.............................................................32
         SECTION 4.11.  NO DEFAULT...............................................................................32

                                                         i

         SECTION 4.12.  FULL DISCLOSURE..........................................................................32
         SECTION 4.13.  ENVIRONMENTAL MATTERS....................................................................32
         SECTION 4.14.  CAPITAL STOCK............................................................................33
         SECTION 4.15.  MARGIN STOCK.............................................................................33
         SECTION 4.16.  SOLVENCY.................................................................................33
         SECTION 4.17.  POSSESSION OF FRANCHISES, LICENSES, ETC..................................................33
         SECTION 4.18.  INSURANCE................................................................................34
         SECTION 4.19.  Y2K PLAN.  ..............................................................................34

ARTICLE 5.  COVENANTS............................................................................................34
         SECTION 5.1.  INFORMATION...............................................................................34
         SECTION 5.2.  INSPECTION OF PROPERTY, BOOKS AND RECORDS.................................................36
         SECTION 5.3.  Y2K.......................................................................................36
         SECTION 5.4.  ADJUSTED TOTAL DEBT/ADJUSTED TOTAL CAPITAL RATIO..........................................36
         SECTION 5.5.  FIXED CHARGE COVERAGE RATIO...............................................................36
         SECTION 5.6.  TOTAL DEBT/EBITDA RATIO...................................................................37
         SECTION 5.7.  TOTAL SENIOR DEBT/EBITDA RATIO............................................................37
         SECTION 5.8.  NEGATIVE PLEDGE...........................................................................37
         SECTION 5.9.  MAINTENANCE OF EXISTENCE..................................................................38
         SECTION 5.10.  DISSOLUTION..............................................................................38
         SECTION 5.11.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS..............................................39
         SECTION 5.12.  USE OF PROCEEDS..........................................................................39
         SECTION 5.13.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES...................................................40
         SECTION 5.14.  INSURANCE................................................................................40
         SECTION 5.15.  CHANGE IN FISCAL YEAR....................................................................40
         SECTION 5.16.  MAINTENANCE OF PROPERTY..................................................................40
         SECTION 5.17.  ENVIRONMENTAL NOTICES....................................................................40
         SECTION 5.18.  ENVIRONMENTAL MATTERS....................................................................40
         SECTION 5.19.  ENVIRONMENTAL RELEASES...................................................................41
         SECTION 5.20.  INVESTMENTS..............................................................................41
         SECTION 5.21.  DEBT.....................................................................................44
         SECTION 5.22. DIVIDENDS AND DISTRIBUTIONS...............................................................44
         SECTION 5.23. TRANSACTIONS WITH AFFILIATES..............................................................44
         SECTION 5.24. SUBSIDIARY GUARANTIES.....................................................................45
         SECTION 5.25. STOCK PURCHASES, ETC.  ...................................................................45
         SECTION 5.26. NO PREPAYMENT OF SENIOR NOTES.  ..........................................................46
         SECTION 5.27. SUBORDINATED DEBT.........................................................................46

ARTICLE 6.  DEFAULTS.............................................................................................46
         SECTION 6.1.  EVENTS OF DEFAULT. .......................................................................46
         SECTION 6.2.  NOTICE OF DEFAULT.........................................................................49

                                                        ii

ARTICLE 7.  THE ADMINISTRATIVE AGENT.............................................................................49
         SECTION 7.1.  APPOINTMENT; POWERS AND IMMUNITIES........................................................49
         SECTION 7.2.  RELIANCE BY ADMINISTRATIVE AGENT..........................................................50
         SECTION 7.3.  DEFAULTS..................................................................................50
         SECTION 7.4.  RIGHTS OF ADMINISTRATIVE AGENT AS A BANK..................................................50
         SECTION 7.5.  INDEMNIFICATION...........................................................................51
         SECTION 7.6.  PAYEE OF NOTE TREATED AS OWNER............................................................51
         SECTION 7.7.  NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS.......................................51
         SECTION 7.8.  FAILURE TO ACT............................................................................52
         SECTION 7.9.  RESIGNATION OF ADMINISTRATIVE AGENT.......................................................52

ARTICLE 8.  CHANGE IN CIRCUMSTANCES; COMPENSATION................................................................53
         SECTION 8.1.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR..................................53
         SECTION 8.2.  ILLEGALITY................................................................................53
         SECTION 8.3.  INCREASED COST AND REDUCED RETURN.........................................................53
         SECTION 8.4.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR RATE LOANS...........................55
         SECTION 8.5.  REPLACEMENT OF A LENDER...................................................................55
         SECTION 8.6.  COMPENSATION. ............................................................................55

ARTICLE 9.  MISCELLANEOUS........................................................................................56
         SECTION 9.1.  NOTICES...................................................................................56
         SECTION 9.2.  NO WAIVERS................................................................................56
         SECTION 9.3.  EXPENSES; DOCUMENTARY TAXES...............................................................57
         SECTION 9.4.  INDEMNIFICATION...........................................................................57
         SECTION 9.5.  SHARING OF SETOFFS........................................................................57
         SECTION 9.6.  AMENDMENTS AND WAIVERS....................................................................58
         SECTION 9.7.  NO MARGIN STOCK COLLATERAL................................................................59
         SECTION 9.8.  SUCCESSORS AND ASSIGNS....................................................................59
         SECTION 9.9.  CONFIDENTIALITY...........................................................................61
         SECTION 9.10.  REPRESENTATION BY BANKS..................................................................61
         SECTION 9.11.  OBLIGATIONS SEVERAL......................................................................61
         SECTION 9.12.  GEORGIA LAW..............................................................................62
         SECTION 9.13.  INTERPRETATION...........................................................................62
         SECTION 9.14.  CONSENT TO JURISDICTION..................................................................62
         SECTION 9.15.  COUNTERPARTS.............................................................................62
         SECTION 9.16.  SURVIVAL.................................................................................63
         SECTION 9.17.  ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY................................................63
         SECTION 9.18.  TIME OF THE ESSENCE......................................................................63
         SECTION 9.19.  NO JOINT VENTURE ........................................................................63
         SECTION 9.20.  CERTAIN DESIGNATIONS.....................................................................63

                                                        iii

EXHIBITS
--------
EXHIBIT A                  Form of Assignment and Acceptance

EXHIBIT B                  Form of Revolving Loan Note

EXHIBIT C                  Form of Notice of Borrowing

EXHIBIT D                  Form of Opinion of Counsel for Borrower

EXHIBIT E                  Form of Closing Certificate

EXHIBIT F                  Form of Secretary's Certificate

EXHIBIT G                  Form of Compliance Certificate

EXHIBIT H                  Form of Subsidiary Guaranty


SCHEDULES
---------

SCHEDULE 1.1               Non-Core Assets

SCHEDULE 1.2               Hops Subsidiaries

SCHEDULE 4.5               Existing Litigation

SCHEDULE 4.8               Existing Subsidiaries

SCHEDULE 5.8               Existing Permitted Liens

SCHEDULE 5.20              Existing and Committed Investments in Hops Subsidiaries

                                      CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of June 22, 1999, is made among AVADO BRANDS, INC., as Borrower; WACHOVIA BANK, NATIONAL ASSOCIATION, BANKBOSTON, N.A., and any other party or parties listed as a "Bank" or the "Banks" on the signature page(s) hereof, as Banks; WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks, the Syndication Agent, the Arranger, the Co-Arranger and itself; BANKBOSTON, N.A., as Syndication Agent for the Banks; WACHOVIA SECURITIES, INC., as Arranger; and BANCBOSTON ROBERTSON STEPHENS, INC., as Co-Arranger.

                  The parties hereto agree as follows:


                              ARTICLE 1.  DEFINITIONS

                  SECTION 1.1.  DEFINITIONS.

                  The terms as defined in this Section 1.1 shall for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted Total Debt" shall mean and include the sum (without duplication) of the following, at any Fiscal Quarter end, for the Borrower and its Consolidated Subsidiaries, on a consolidated basis: (i) Total Debt; PLUS
(ii) an amount equal to seven (7) times the amount of the operating lease payments which were owed by the Borrower and such Subsidiaries during the period of four (4) Fiscal Quarters ending on such date.

                  "Adjusted Total Debt/Adjusted Total Capital Ratio" shall mean the ratio which (i) the Adjusted Total Debt of the Borrower and its Consolidated Subsidiaries at any date bears to (ii) the Adjusted Total Capital of the Borrower and its Consolidated Subsidiaries at such date.

                  "Adjusted LIBOR Rate," applicable to any Interest Period, means that interest rate per annum determined by the Administrative Agent to be equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR Rate for such Interest Period by (ii) 1.00 MINUS the then applicable Euro-Dollar Reserve Percentage (if any).

                  "Adjusted Total Capital" shall be equal to the sum at any date of: (i) Adjusted Total Debt; PLUS (ii) Stockholders' Equity PLUS (iii) the TECONS.

                  "Administrative Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks, the Syndication Agent, the Arranger, the Co-Arranger and itself, and its successors and permitted assigns in such capacity.

                  "Administrative Agent's Address" means the address of Administrative Agent referred to or specified in Section 9.1.

                  "Affiliate" means, as to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person"), (ii) any other Person which is controlled by or is under common control with such Person or a Controlling Person, or (iii) any other Person of which such Person owns, directly or indirectly, twenty percent (20%) or more of the common stock or equivalent equity interests. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, together with all amendments and modifications hereto.

                  "Applicable Margin" means: (i) initially, for any Base Rate Loan, one and one-fourth of one percent (1 1/4%) per annum and for any Euro-Dollar Rate Loan, three percent (3%) per annum, and (ii) from and after the first Pricing Determination Date occurring subsequent to the Fiscal Quarter of Borrower ending on June 30, 1999, for any Base Rate Loan or Euro-Dollar Rate Loan, the percentage determined on each Pricing Determination Date by reference to the table set forth below as to each such type of Loan and the Total Debt/EBITDA Ratio, as determined as of the end of the Fiscal Quarter ending immediately prior to such Pricing Determination Date; PROVIDED, HOWEVER, that, notwithstanding the foregoing, no decrease in interest rate below those in effect on the Closing Date shall be instituted until the first Pricing Determination Date occurring subsequent to the Fiscal Quarter of Borrower ending on September 30, 1999:

                                             Applicable Margin for             Applicable Margin
          Total Debt/EBITDA                    Euro-Dollar Rate                  for Base Rate
                RATIO                                LOANS                           LOANS
          -----------------                  ---------------------             -------------------
LEVEL I

If the Total Debt/EBITDA
Ratio is equal to or less than
2.00:1.00                                           1.750%                             0%

LEVEL II

If the Total Debt/EBITDA
Ratio is greater than
2.00:1.00 but less than or
equal to 2.50:1.00                                  2.125%                           .375%


LEVEL III

If the Total Debt/EBITDA
Ratio is greater than
2.50:1.00, but less than or
equal to 3.00:1.00                                  2.500%                           .750%


LEVEL IV

If the Total Debt/EBITDA
Ratio is greater than
3.00:1.00 but less than or
equal to 3.50:1.00                                  2.750%                          1.000%


LEVEL V

If the Total Debt/EBITDA
Ratio is greater than
3.50:1.00 but less than or
equal to 3.75:1.00                                  3.000%                          1.250%


LEVEL VI                                            3.250%                          1.500%

If the Total Funded
Debt/EBITDA Ratio is
greater than 3.75:1.00

The Applicable Margin shall be subject to reduction or increase, as applicable, as set forth in the table above, on a quarterly basis according to the performance of the Borrower and its Consolidated Subsidiaries as measured by the Total Debt/EBITDA Ratio, beginning with the Fiscal Quarter ending on June 30, 1999, subject to the proviso contained at the end of the preceding paragraph. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective on the Pricing Determination Date with respect to the applicable Fiscal Quarter. If the financial statements and the Compliance Certificate of the Borrower and its Consolidated Subsidiaries setting forth the Total Debt/EBITDA Ratio are not received by the Administrative Agent and the Banks by the dates required pursuant to Sections 5.1.2 and 5.1.3 of this Agreement, the Applicable Margin shall be determined as if the Total Debt/EBITDA Ratio exceeds the ratio set forth as Level VI in the foregoing table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Administrative Agent and the Required Banks. For the final Fiscal Quarter of any Fiscal Year, the Borrower shall provide the unaudited financial statements of the Borrower and its Consolidated Subsidiaries, subject only to year-end audit adjustments, for the purpose of determining the Applicable Margin; PROVIDED, HOWEVER, if, upon delivery of the annual audited financial statements required to be submitted by the Borrower to the Administrative Agent and the Banks pursuant to Section 5.1.1 of this Agreement, the Applicable Margin, as determined therefrom, is different from the Applicable Margin so determined from such quarterly financial statements, then (a) the then existing Applicable Margin shall be terminated and, effective on the first day of the month following receipt by the Administrative Agent and the Banks of such audited financial statements, the Applicable Margin shall be the Applicable Margin based upon the audited financial statements of the Borrower for the Fiscal Year then ended, and (b) on the first day of the first calendar month following receipt by the Administrative Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction or increase, as applicable, of the Applicable Margin was in effect based upon the unaudited financial statements of such final Fiscal Quarter of the Fiscal Year then ended shall be paid (i) if the amount of interest that should have been paid is greater than the amount of interest actually paid, by the Borrower to the Administrative Agent, for the benefit of the Banks or (ii) if the amount of interest that should have been paid is less than the amount of interest actually paid, to the Borrower by the Administrative Agent, from funds received from the Banks.

                  "Arranger" means Wachovia Securities, Inc., a North Carolina corporation, in its capacity as arranger hereunder, and its successors and permitted assigns in such capacity.

                  "Asset Sale" shall mean the sale by the Borrower or any of its Subsidiaries of any of their Properties, EXCLUDING inventory sold in the ordinary course of business.

                  "Assignee" has the meaning set forth in Section 9.8.3.

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.8.3 in the form attached hereto as EXHIBIT A.

                  "Authority" has the meaning set forth in Section 8.2.

                  "Bank" means each bank or other financial institution listed on the signature pages hereof and identified therein as a "Bank."

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the HIGHER as of such day of (i) the Prime Rate, and
(ii) one-half of one percent (1/2%) per annum above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the date of each such change.

                  "Base Rate Loan" means either (i) a Revolving Loan made at the Base Rate pursuant to Section 2.1 or (ii) a Swing Loan made at the Base Rate pursuant to Section 2.1 (unless another rate is mutually agreed between the Swing Bank and the Borrower from time to time).

                  "Borrower" means Avado Brands, Inc., a Georgia corporation, and its successors and permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Borrower at the same time by the Banks pursuant to Article II or a Swing Loan made to the Borrower by the Swing Bank pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Revolving Loans are Base Rate Loans or a "Euro-Dollar Rate Borrowing" if such Revolving Loans are Euro-Dollar Rate Loans. All Borrowings consisting of Swing Loans are "Base Rate Borrowings" (unless otherwise mutually agreed between the Swing Bank and the Borrower from time to time).

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "Capitalized Lease Obligations" shall mean those liabilities of the Borrower and its Consolidated Subsidiaries under any leases that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such liabilities shall be the capitalized amount of such liabilities as determined in accordance with GAAP.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section
8.2.

                  "Closing Certificate" has the meaning set forth in Section 3.1.3.

                  "Closing Date" means the date of this Agreement, as first inscribed hereinabove.

                  "Co-Arranger" means BancBoston Robertson Stephens Inc., acting in its capacity as co-arranger hereunder, and its successors and permitted assigns in such capacity.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Commitment" means (i) the amount indicated beneath each Bank's signature hereinbelow as its "Commitment Amount," as to each Bank, and
(ii) One Hundred Twenty-Five Million Dollars ($125,000,000), in the aggregate, as to all Banks; as each such amount may be reduced from time to time pursuant to Section 2.7 or Section 8.5.

                  "Compliance Certificate" has the meaning set forth in
Section 5.1.3.

                  "Consolidated Net Income," for any period, means the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, EXCLUDING, HOWEVER (without duplication), (i) any extraordinary items and (ii) any equity interest of the Borrower or any Consolidated Subsidiary in the unremitted earnings of any Person which is not a Subsidiary; in each case as likewise determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication, all items which in accordance with GAAP would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as of the date on which such determination is to be made.

                  "Debt for Borrowed Money" shall mean Debt of any Person for money borrowed from any Person, including, without limitation, Debt represented by notes payable or bonds, Debt under any Guarantee and Debt in respect of any letter of credit; but, EXCLUDING, HOWEVER, the TECONS.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured and waived, become an Event of Default.

                  "Default Rate" means, with respect to any Revolving Loan or Swing Loan, on any day, the sum of two percent (2%) per annum in excess of the interest rate otherwise then or thereafter payable on such Revolving Loan or Swing Loan, but, in any event, not less than two percent (2%) per annum in excess of the Base Rate.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day EXCEPT a Saturday, Sunday or other day on which commercial banks are not required to be open for business in the State of Georgia.

                  "EBITDA" shall mean, for any fiscal period of the Borrower and its Consolidated Subsidiaries, that amount equal to the sum, determined in accordance with GAAP, of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period (considered without regard to (i) any extraordinary gains or losses, (ii) any gains or losses arising from the sale of assets, and (iii) any gains or losses arising from any activities outside the normal course of Borrower's business operations as conducted on the Closing Date); PLUS, without duplication, and to the extent deducted from revenue in determining Consolidated Net Income, depreciation and amortization expense and any other non-cash charges for such period, interest expense for such period, and taxes for such period; PROVIDED, HOWEVER, that in computing EBITDA for the four (4) Fiscal Quarters of Borrower ending closest to June 30, 1999, September 30, 1999, December 31, 1999 and March 31, 2000, there shall be added the following sums, respectively, $6,140,000, $2,883,000, $621,000 and $117,000, respecting certain agreed upon adjustments reflecting improvements in Borrower's general and administrative expenses.

                  "EBITDAR" shall mean, for any fiscal period of the Borrower and its Consolidated Subsidiaries, that amount equal to the sum of EBITDA for such period PLUS operating lease expense of Borrower and its Consolidated Subsidiaries for such period.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or pursuant to written agreements with an Environmental Authority or any other entity, arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including, without limitation, any complaints, citations, demands or requests from any Environmental Authority or from any other Person for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means "releases" as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any Property, including, but not limited to, any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "Equity Forward Contract" shall mean any contract, whether now or hereafter existing, whereby the Borrower or any of its Consolidated Subsidiaries agrees, directly or indirectly, to purchase Capital Stock of the Borrower on any future date at a fixed price (including any contract, howsoever denominated, having substantially the same or similar effect or result).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day in which dealings in Dollar deposits are carried out in the London interbank Euro-Dollar market.

                  "Euro-Dollar Rate," applicable to any Interest Period, means that interest rate per annum equal to the sum of (i) the Adjusted LIBOR Rate for such Interest Period, PLUS (ii) the Applicable Margin.

                  "Euro-Dollar Rate Loan" means a Revolving Loan made at the Euro-Dollar Rate pursuant to Section 2.1.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United

States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

                  "Fee Letter" means the letter agreement, dated May 21, 1999, among the Borrower, the Arranger, the Co-Arranger, the Administrative Agent and the Syndication Agent, as it may be amended or modified from time to time.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio which (A) the sum of (i) EBITDAR for such period; PLUS (ii) the sum (without duplication) of (a) any dividends paid in respect of Redeemable Preferred Stock during such period, PLUS (b) any payments made (howsoever denominated or construed) in respect of any TECONS in such period, regardless of maturity or the timing of any redemption or repurchase rights granted in regard thereto (the sum of (a) and (b) above being called, collectively, "Investment Costs" herein); bears to (B) the sum (without duplication) of: (i) all Investment Costs; PLUS (ii) operating lease expense; PLUS (iii) interest expense; in each case, for the Borrower and its Consolidated Subsidiaries for the same such period; all as determined under GAAP.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" or "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty" used as a verb has a corresponding meaning.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance," "pollutant," or "contaminant" as defined in CERCLA, or in applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) "toxic substances", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Hops Subsidiaries" means those Subsidiaries listed on
SCHEDULE 1.2 attached hereto plus any Subsidiaries (other than any which are Subsidiary Guarantors) hereafter created or acquired for the purpose of owning or operating any "Hops" restaurant or related business.

                  "Interest Period" means:

            (1) with respect to each Euro-Dollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding date in the first, second, third or sixth calendar month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

                  (a) any Interest Period (other than an Interest Period
            determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) any Interest Period which begins before the Termination
            Date and would otherwise end after the Termination Date shall end on the Termination Date.

            (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date on which such Base Rate Borrowing is fully paid or converted to a Euro-Dollar Rate Borrowing; PROVIDED that:

                  (a) any Interest Period (other than an Interest Period
            determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                  (b) any Interest Period which begins before the Termination
            Date and would otherwise end after the Termination Date shall end on the Termination Date.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office in the United States as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "LIBOR Rate" means, for any Euro-Dollar Rate Loan for the Interest Period of such Euro-Dollar Rate Loan, the rate per annum determined by the Administrative Agent on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Rate Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as page "3750" of the Dow Jones Market Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 11:00 A.M., London time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, PROVIDED that (i) if more than one such offered rate appears on such page, the "LIBOR Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "LIBOR Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Rate Loan.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or other, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan Documents" means this Agreement, the Notes, each Subsidiary Guaranty, any other document evidencing or relating to the Revolving Loans or the Swing Loans, and any other document, instrument, certificate or agreement delivered in connection with this Agreement, the Notes, the Revolving Loans or the Swing Loans, as such documents, instruments, certificates and agreements may be amended or modified from time to time.

                  "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that such event or events, act or acts, condition or conditions, and/or occurrence or occurrences results in a material adverse change in, or has a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, the Syndication Agent, the Arranger, the Co-Arranger or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement, any Note or any Loan Document.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean, the total cash proceeds received by the Borrower or any Subsidiary from any Asset Sale, LESS (i) provisions for all taxes actually paid or payable as a result thereof, (ii) any direct costs incurred by Borrower or any Subsidiary associated therewith, and (iii) any payments made to repay any indebtedness or other obligation outstanding at the time of an Asset Sale that is secured by a Purchase Money Lien on the property or assets sold.

                  "Non-Core Assets" means those assets so identified on
SCHEDULE 1.1.

                  "Notes" means, collectively, the promissory notes of the Borrower evidencing the Revolving Loans (and, in the case of the Swing Bank, the Swing Loans), each to be substantially in the form of EXHIBIT B, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Notice of Borrowing" has the meaning set forth in Section 2.2.1.

                  "Participant" has the meaning set forth in Section 9.8.2.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Pricing Determination Date" shall mean, as to any Fiscal Quarter, the first day of the first calendar month after receipt by the Administrative Agent and the Banks of Borrower's and its Consolidated Subsidiaries' financial statements for such Fiscal Quarter pursuant to
Section 5.1.2 and a Compliance Certificate for such Fiscal Quarter pursuant to Section 5.1.3.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates at, above and below the Prime Rate.

                  "Properties" means all property owned, leased or otherwise used, operated or occupied by the Borrower or any Subsidiary, wherever located, and whether real property or personal property.

                  "Purchase Money Liens" means Liens securing the repayment of any Debt permitted pursuant to Section 5.21 incurred to finance the purchase of any Property hereafter acquired by the Borrower or any Consolidated Subsidiary, so long as such Liens are limited solely to the Property so acquired, secure only the purchase money debt so incurred and are terminated upon payment in full of such purchase money debt.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date EITHER (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof; but excluding the TECONS.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Required Banks" means any Bank or Banks having (i) more than fifty percent (50%) of the aggregate amount of the Commitments or (ii), if the Commitments are no longer in effect, more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes.

                  "Revolving Loan" means, as to any Bank, a Base Rate Loan or a Euro-Dollar Rate Loan made by such Bank pursuant to Section 2.1.1.

                  "Solvent" means as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's total debts, direct or indirect, contingent or otherwise, (ii) is able to pay all of such debts as and when such debts mature and (iii) has capital sufficient to carry on the business and transactions in which it is engaged and all business and transactions in which it is about to engage.

                  "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but EXCLUDING (i) any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries and (ii) the TECONS; and, pending settlement, any Debts, liabilities or obligations under any Equity Forward Contracts. Shareholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus and (iii) retained earnings, and would reflect various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, and (D) employee stock ownership plan debt Guarantees.

                  "Subordinated Debt" shall mean Debt of Borrower incurred on or prior to the Closing Date pursuant to an indenture and other documents satisfactory in all respects to the Banks, including, without limitation, with respect to the subordination provisions thereof, the covenants included therein, the repayment terms thereof and the interest rate payable thereon.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantor" shall mean any Subsidiary of Borrower which has executed a Subsidiary Guaranty pursuant to Section 3.1.3 or Section 5.24.

                  "Subsidiary Guaranty" shall mean a guaranty, in substantially the form of EXHIBIT H attached hereto, pursuant to which a Subsidiary of Borrower shall guarantee all debts, liabilities and obligations of the Borrower hereunder, all in accordance with Section 3.1.3 or Section 5.24.

                  "Swing Bank" means Wachovia and any other Bank which, hereafter, at the request or with the consent of Wachovia, shall agree to act as "Swing Bank" for purposes hereof.

                  "Swing Loan" mean any Base Rate Loan made to the Borrower by the Swing Bank from time to time pursuant to Section 2.1.2.

                  "Syndication Agent" means BankBoston, N.A., a national banking association, in its capacity as syndication agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Synthetic Lease" shall mean any agreement, or series of related agreements, between the Borrower and one or more other parties which are intended to be treated, for accounting purposes, as an operating lease with the Borrower as lessee and, for tax purposes, as a financing arrangement with the Borrower as debtor.

                  "Tangible Net Worth" shall mean the difference at any time between (i) the sum of (A) Stockholders' Equity of the Borrower and its Consolidated Subsidiaries at such time PLUS (B) the TECONS and (ii) the sum of all those assets of the Borrower and its Consolidated Subsidiaries at such time constituting (A) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, as determined under GAAP, PLUS (B) write-ups of any assets occurring subsequent to December 31, 1998, PLUS (C) unamortized debt discount and expense, as determined under GAAP, PLUS (D) deferred charges, as determined under GAAP, PLUS (E) any indebtedness owing to such Person by any Affiliate of such Person.

                  "TECONS" means the Borrower-obligated mandatorily redeemable preferred securities of Avado Financing I, as in existence on the Closing Date.

                  "Termination Date" has the meaning set forth in SECTION
2.7.1.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Total Debt" shall mean that portion of the Debt of the Borrower and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of: (i) all Debt for Borrowed Money at such date (including, for this purpose, Debt in respect of any outstanding bankers' acceptances); PLUS (ii) all Capitalized Lease Obligations outstanding at such date; PLUS (iii) all Debts, liabilities and obligations which are Guaranteed by the Borrower or any Consolidated Subsidiary as of such date; PLUS (iv) all Debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; PLUS (v) all Debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases; PLUS
(vi) all Debts, liabilities and obligations under any Equity Forward Contracts, pending settlement.

                  "Total Debt/EBITDA Ratio" shall have the meaning given to such term in Section 5.6.

                  "Total Senior Debt" shall mean, at any date, Total Debt of Borrower and its Consolidated Subsidiaries MINUS the then outstanding principal balance of the Subordinated Debt.

                  "Transferee" has the meaning set forth in Section 9.8.4.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Revolving Loans and, in the case of the Swing Bank, Swing Loans.

                  "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

                  "Y2K Plan" has the meaning set forth in Section 4.19.

                  "Y2K Plan Milestones" has the meaning set forth in Section
4.19.

                  "Year 2000 Compliant and Ready" means that (a) the Borrower's and its operating divisions' and Subsidiaries' computer hardware or software in question will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;
(ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; and (iii) store and provide date input information without creating any ambiguity as to the century; provided all other information technology properly exchanges date data information with it; and (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above.

                  SECTION 1.2.  ACCOUNTING TERMS AND DETERMINATIONS.

                  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED, HOWEVER, that upon any change in GAAP material to Borrower occurring hereafter, the Banks shall have the right to require either that conforming adjustments be made to any financial covenants hereafter set forth, or the components thereof, affected by such change or that the Borrower report its financial condition based on GAAP as in effect immediately prior to such change occurring. In determining compliance of the Borrower with the financial covenants set forth in Sections 5.4 through 5.7 hereof, and, in making such calculations for any other purposes hereunder, including, without limitation, the determination of the Applicable Margin pursuant to the definition thereof and the determination of the unused commitment fee pursuant to Section 2.6.2, (i) there shall be excluded from the calculations of Consolidated Net Income, depreciation and amortization expense and operating lease and rent expense any amounts attributable to Applebee's Neighborhood Grill & Bar restaurants which were sold prior to the Closing Date, and for the Fiscal Quarters of Borrower ending closest to June 30, 1999, September 30, 1999, December 31, 1999 and March 31, 2000, interest expense shall be "annualized," rather than presented historically; E.G., for the four (4) Fiscal Quarters ending closest to each such date, interest expense shall be computed by multiplying interest expense for the Fiscal Quarter ending closest to such date, and multiplying by four (4).

                  SECTION 1.3.  REFERENCES.

                  Unless otherwise indicated, references in this Agreement to "Articles," "Exhibits," "Schedules," "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.4.  USE OF DEFINED TERMS.

                  All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.5.  TERMINOLOGY.

                  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                             ARTICLE 2.  THE CREDIT

                  SECTION 2.1.  COMMITMENTS TO LEND.

                           2.1.1            REVOLVING LOANS.  Each Bank
severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrower from time to time before the Termination Date; PROVIDED that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of Revolving Loans and, in the case of the Swing Bank, Swing Loans, by such Bank shall not exceed the amount of its Commitment, and (ii) the aggregate principal amount of Revolving Loans and Swing Loans by all Banks shall not exceed One Hundred Twenty Five Million Dollars ($125,000,000). Each Borrowing under this Section shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or any larger multiple of Five Hundred Thousand Dollars ($500,000), in the case of Base Rate Loans, and in an aggregate principal amount of Five Million Dollars ($5,000,000) or any larger multiple of One Million Dollars ($1,000,000), in the case of Euro-Dollar Rate Loans (except that any such Borrowing may be in the aggregate amount of the Unused Commitments), and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.8, prepay Revolving Loans and reborrow under this Section at any time or from time to time before the Termination Date.

                           2.1.2            SWING LOANS.  The Swing Bank
severally agrees, on the terms and conditions set forth herein, to make Swing Loans to the Borrower, in the Swing Bank's sole discretion, at any time and from time to time before the Termination Date; PROVIDED, HOWEVER, that,

                  (i) immediately after such Swing Loan is made, (A) the sum of
            (1) all Swing Loans then outstanding, PLUS (2) the Revolving Loans outstanding of the Swing Bank, will not exceed the Swing Bank's Commitment, and (B) the total amount of all Swing Loans and Revolving Loans then outstanding will not exceed the aggregate Commitments of all Banks; and

                  (ii) total Swing Loans then outstanding will not exceed, in any event, Ten Million Dollars ($10,000,000).

Each Swing Loan shall be a Base Rate Loan, and shall be in a principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or any larger multiple of Fifty Thousand Dollars ($50,000) (except that any Swing Loan may be in the amount of the Unused Commitments) and shall be made in accordance with
Section 2.2.5. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted in Section 2.2.5, prepay Swing Loans and borrow under this Section at any time before the Termination Date. The proceeds of each Swing Loan shall be used by the Borrower for the purposes permitted in Section 5.12.

                  SECTION 2.2.  METHOD OF BORROWING.

                           2.2.1.  NOTICE TO ADMINISTRATIVE AGENT.  The
Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT C, not later than 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and not later than 11:00 a.m. (Atlanta, Georgia time) at least three (3) Euro- Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic
            Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b) the aggregate amount of such Borrowing,

                  (c) whether the Revolving Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Rate Loans, and

                  (d) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                           2.2.2  NOTICE TO BANKS.  Upon receipt of a Notice
of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                           2.2.3  WHEN REVOLVING LOANS MADE.  Not later than
1:00 P.M. (Atlanta, Georgia time) on the date of each Base Rate Borrowing and not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Euro-Dollar Borrowing, each Bank shall (except as provided in Section 2.2.4) make available its ratable share of such Borrowing, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at the Administrative Agent's address. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's Address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's Address, no later than 12:00 noon (Atlanta, Georgia time) on the date of a Base Rate Borrowing and no later than 4:00 P.M. (Atlanta, Georgia time) on the Domestic Business Day before the date of a Euro-Dollar Rate Borrowing stating that such Bank will not make a Revolving Loan in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Revolving Loan in connection with such Borrowing and, in reliance on such assumption, the

Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank on the date of such Borrowing. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, PROVIDED that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                           2.2.4  APPLICATION OF CERTAIN PROCEEDS.  If any
Bank makes a Revolving Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in Section 2.2.3, or remitted by the Borrower to the Administrative Agent, as the case may be.

                           2.2.5  BORROWING OF SWING LOANS.

                  (a) The Borrower shall give the Administrative Agent written notice in the form of a Notice of Borrowing (or notice by telephone or telecopy followed immediately by a Notice of Borrowing; PROVIDED, HOWEVER, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Notice of Borrowing shall not invalidate any notice so given) no later than 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day on which the Borrower wishes to receive any Swing Loan. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Swing Loan shall be made on the Domestic Business Day specified in the Notice of Borrowing and such Notice of Borrowing shall specify the amount of the requested Swing Loan. Each Swing Loan shall be made as a Base Rate Loan (unless otherwise mutually agreed between the Swing Bank and the Borrower from time to time) and interest thereon shall be payable in accordance with Section 2.5.1 hereof. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder and the Swing Bank shall not make any Swing Loans unless, on the date of the requested advance thereof, the Borrower satisfies each of the conditions precedent to a Revolving Loan set forth in Article 3 hereof. In the event the Swing Bank, in its sole and absolute discretion, elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to the Borrower by deposit of U.S. dollars in same day funds by wire transfer in accordance with the applicable Notice of Borrowing.

                  (b) The Borrower shall have the right and from time to time to prepay any Swing Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swing Bank and to the Administrative Agent before 12:00 (noon), Atlanta time, on the date of prepayment. Swing Loans not prepaid in full as provided herein shall be payable as provided in Section 2.4. All prepayments and payments of Swing Loans shall be made to the Administrative Agent for the account of the Swing Bank.

                  (c) The Swing Bank may, by written notice given to the
            Administrative Agent not later than 10:00 a.m., Atlanta, Georgia time, on any Business Day, require the Banks to acquire participations on such Business Day in all or a portion of the Swing Loans outstanding. Such notice shall specify the aggregate amount of Swing Loans in which the Banks will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Bank, specifying in such notice such Bank's pro rata share of such Swing Loan or Loans, based on its pro rata share of the Commitments. In furtherance of the foregoing, each Bank hereby irrevocably, absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay the Administrative Agent, for the account of the Swing Bank, such Bank's pro rata share of such Swing Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this paragraph is irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2.3 with respect to Revolving Loans made by such Bank (and Section 2.2.3 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Banks) and the Administrative Agent shall promptly pay to the Swing Bank the amounts so received by it from the Banks. The Administrative Agent shall notify the Borrower of any participations in any Swing Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swing Loan shall be made to the Administrative Agent, for the account of the Banks, rather than for the account of the Swing Bank. Any amount received by the Swing Bank from the Borrower in respect of a Swing Loan after receipt by the Swing Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Banks that shall have made their payments pursuant to this paragraph and to the Swing Bank, as their interests may appear. The purchase of participations in a Swing Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                           2.2.6  NO BORROWING UPON DEFAULT.  Notwithstanding
anything to the contrary contained in this Agreement, no Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

                           2.2.7  CERTAIN PAYMENTS DEEMED MADE.  If the
Borrower is otherwise entitled under this Agreement to repay any Revolving Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Revolving Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, the Banks, at their election (and without obligation) may deem that a new Base Rate Borrowing shall have been made on the date such Revolving Loans mature in an amount equal to the principal amount of the Revolving Loans so maturing, with an Interest Period of not greater than one (1) month.

                           2.2.8  LIMITATION ON BORROWINGS.  Notwithstanding
anything to the contrary contained herein, there shall not be more than eight
(8) Euro-Dollar Rate Borrowings outstanding at any given time.

                  SECTION 2.3.  NOTES.

                           2.3.1  SINGLE NOTES.  The Revolving Loans of each
Bank (and, in the case of the Swing Bank, the Swing Loans) shall be evidenced by a single Revolving Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                           2.3.2  ENDORSEMENTS TO NOTES.  Upon receipt of
each Bank's Note pursuant to Section 3.1.3, the Administrative Agent shall deliver such Note to such Bank. Each Bank may record and, prior to any transfer of its Note shall, endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Revolving Loan and, in the case of the Swing Bank, each Swing Loan, made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Revolving Loan is a Base Rate Loan or Euro-Dollar Rate Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.4.  MATURITY OF REVOLVING LOANS AND SWING LOANS.

                  Each Revolving Loan and Swing Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing. In any event, all Revolving Loans and Swing Loans shall be due and payable in full on the Termination Date, if not sooner due and payable pursuant to any other provision of this Agreement.

                  SECTION 2.5.  INTEREST RATES.

                  Subject to the terms of Section 8.1:

                           2.5.1  BASE RATE LOANS.  Each Base Rate Loan shall
bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Base Rate, as it may change from time to time during such Interest Period, plus the Applicable Margin. Such interest on all Base Rate Loans other than Swing Loans shall be payable monthly, in arrears, on the last day of each calendar month, in respect of interest accrued in such month (or portion thereof), commencing on June 30, 1999 (with the first payment date to cover the period from the Closing Date until June 30, 1999), until maturity and thereafter on demand. Such interest on all Swing Loans shall be payable as provided in Section 2.2.5(b) and otherwise monthly, in arrears, on the last day of each calendar month, in respect of interest accrued in such month (or portion thereof), commencing on June 30, 1999 (with the first payment date to cover the period from the Closing Date until June 30, 1999), until maturity and thereafter on demand. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                           2.5.2  EURO-DOLLAR RATE LOANS.  Each Euro-Dollar
Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Euro-Dollar Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof; PROVIDED, HOWEVER, if any Interest Period is for a period of more than three (3) months, accrued interest shall also be due and payable at the end of each consecutive three (3) month period within such Interest Period, commencing with the first day thereof, as well as on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro- Dollar Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate; PROVIDED that the mere application of the Default Rate to these Revolving Loans shall not give rise to the breakage of an Interest Period, but only an increased margin applicable to these Revolving Loans.

                           2.5.3  ADMINISTRATIVE AGENT TO DETERMINE.  The
Administrative Agent shall determine each interest rate applicable to the Revolving Loans and Swing Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                           2.5.4  SAVINGS CLAUSE.  In no contingency or event
whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Banks for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that any Bank has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and such Bank shall promptly refund to the Borrower any interest received by such Bank in excess of the maximum lawful rate or, if so requested by the Borrower, shall apply such excess to the principal balance of that Bank's Note. It is the intent hereof that the Borrower not pay or contract to pay, and that the Banks not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.

                  SECTION 2.6.  FEES.

                           2.6.1 UNUSED COMMITMENT FEES.  The Borrower shall
pay to the Administrative Agent for the account of each Bank an unused commitment fee calculated at the per annum rate described below on the average daily amount of such Bank's Unused Commitment. Such unused commitment fees shall accrue from and including the Closing Date and be due and payable quarterly in arrears, commencing on June 30, 1999, and continuing on each succeeding September 30, December 31, March 31 and June 30 thereafter. The per annum rate applicable to the payment of the foregoing unused commitment fees shall be one-half of one percent (.500%) per annum initially. From and after the first Pricing Determination Date occurring subsequent to the Fiscal Quarter of Borrower ending on September 30, 1999, the unused commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table below (with references to Levels I through VI below corresponding to the same Levels I through VI set forth in the definition of "Applicable Margin" contained in Section 1.1):

            Level I                         .300%
            Level II                        .400%
            Level III                       .500%
            Level IV                        .500%
            Level V                         .500%
            Level VI                        .500%

The unused commitment fee shall be subject to reduction or increase, as applicable, as set forth in the table above, on a quarterly basis according to the performance of the Borrower as measured by the Total Debt/EBITDA Ratio, beginning with the Fiscal Quarter ending on September 30, 1999. Except as set forth in the last sentence hereof, any such increase or reduction in the unused commitment fee provided for herein shall be effective on the Pricing Determination Date for the applicable Fiscal Quarter. If the financial statements and the Compliance Certificate of the Borrower setting forth the Total Funded Debt/EBITDA Ratio for the applicable Fiscal Quarter are not received by the Administrative Agent and the Banks by the date required pursuant to Sections 5.1.2 and 5.1.3 of this Agreement, the unused commitment fee shall be determined as if the Total Funded Debt/EBITDA Ratio exceeds the ratio set forth as Level VI in the foregoing table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Administrative Agent and the Required Banks. For the final Fiscal Quarter of any Fiscal Year, the Borrower may provide the unaudited financial statements of Borrower and its Consolidated Subsidiaries, subject only to year-end adjustments, for the purpose of determining the unused commitment fee; PROVIDED, HOWEVER, if, upon delivery of the annual audited financial statements required to be submitted by the Borrower to the Administrative Agent and the Banks pursuant to Section 5.1.1 of this Agreement, the unused commitment fee, as determined therefrom, is different from the unused commitment fee determined from such quarterly financial statements, then (a) the then existing unused commitment fee shall be terminated and, effective on the first day of the month following receipt by the Administrative Agent and the Banks of such audited financial statements, the unused commitment fee shall be the unused commitment fee based upon the audited financial statements of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, and (b) on the first day of the first calendar month following receipt by the Administrative Agent and the Banks of such audited financial statements, an amount equal to the difference between the amount of the unused commitment fee that would have been paid using the unused commitment fee determined based upon such audited financial statements and the amount of unused commitment fee actually paid during the period in which the reduction or increase, as applicable, of the unused commitment fee was in effect based upon the unaudited financial statements for such final Fiscal Quarter of the Fiscal Year then ended shall be paid (i) if the amount of the unused commitment fee that should have been paid is greater than the amount of the unused commitment fee actually paid, by the Borrower to the Administrative Agent, for the benefit of the Banks or (ii) if the amount of the unused commitment fee that should have been paid is less than the amount of the unused commitment fee actually paid to the Borrower, by the Administrative Agent, from funds received from the Banks.

                           2.6.2  UPFRONT FEES.  The Borrower shall pay to
the Administrative Agent for distribution to the Banks their respective upfront fees, as previously arranged between the Borrower and each Bank.

                           2.6.3  OTHER FEES.  The Borrower shall pay to the
Administrative Agent such fees and other amounts at such times as set forth in the Fee Letter, to be shared, as appropriate, among the Administrative Agent, the Syndication Agent, the Arranger and the Co-Arranger in the manner and to the extent specified therein.

                  SECTION 2.7.  TERMINATION OR REDUCTION OF COMMITMENTS.

                           2.7.1  TERMINATION OF COMMITMENTS.  The
Commitments shall terminate the third (3rd) anniversary of the Closing Date (the "TERMINATION DATE").

                           2.7.2  VOLUNTARY RATABLE REDUCTIONS OF
COMMITMENTS. The Borrower shall have the further right to reduce ratably the Commitments of the Banks at any time or from time to time, in the minimum amount of Ten Million Dollars ($10,000,000) per reduction and integral multiples of Five Million Dollars ($5,000,000) beyond such minimum amount, PROVIDED that (i) the Borrower shall have given the Administrative Agent at least three (3) Domestic Business Days' advance written notice of such election, (ii) as necessary, the Borrower shall have reduced, by repayment or prepayment in accordance with the terms of Section 2.9.1, as the case may be, its Borrowings by that amount necessary to cause total Borrowings then outstanding not to exceed the aggregate amount of the reduced Commitments and
(iii) any Commitments once so reduced shall not be reinstated by the Banks.

                           2.7.3 MANDATORY RATABLE REDUCTIONS IN COMMITMENTS.
 The Commitments of the Banks shall reduce ratably in the amount of any mandatory prepayment of Borrowings pursuant to Section 2.9.2. Any Commitments once so reduced shall not be reinstated by the Banks.

                  SECTION 2.8.  OPTIONAL PREPAYMENTS.

                  In addition to the Borrower's right to prepay Swing Loans as set forth in Section 2.2.5, the Borrower may, on any Business Day, upon giving notice to the Administrative Agent by not later than 11:00 A.M. (Atlanta, Georgia time) on such Business Day, and making payment to the Administrative Agent, for the ratable benefit of the Banks, on such Business Day of any compensation required by Section 8.6, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Revolving Loans of the several Banks included in such Borrowing. Upon receipt of a notice of prepayment pursuant to this Section 2.8, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.9.  MANDATORY PREPAYMENTS.

                           2.9.1 REDUCTIONS IN COMMITMENTS.  On each date, if
any, on which the Commitments are terminated or reduced pursuant to Section 2.7, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans and Swing Loans, if any, as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Loans and Swing Loans is reduced to zero, in the case of any termination, or does not exceed the aggregate amount of the Commitments as then reduced, in the case of any reduction, plus, in each case, accrued interest thereon to the date of prepayment and any compensation required by
Section 8.6.

                           2.9.2 ASSET SALES.  To the extent that, in
accordance with the provisions of Section 5.11, the Borrower or any of its Subsidiaries consummates an Asset Sale (except of Non- Core Assets) and (i) after giving effect to such Asset Sale, the Net Cash Proceeds from all Asset Sales (except of Non-Core Assets) consummated to date during the then current Fiscal Year exceed Ten Million Dollars ($10,000,000) and (ii) as of the Borrower's most recently ended Fiscal Quarter, the Borrower's and its Consolidated Subsidiaries' Total Debt/EBITDA was greater than or equal to 2.0:1.0, the Borrower shall apply an amount equal to seventy five percent (75%) of the Net Cash Proceeds from such Asset Sale (other than any thereof which, together with Net Sale Proceeds from Asset Sales (except of Non-Core Assets) previously consummated in such Fiscal Year, do not exceed Ten Million Dollars ($10,000,000)), to repay or prepay outstanding Revolving Loans and, if Revolving Loans are reduced to zero, Swing Loans, plus, in each case, accrued interest thereon to the date of prepayment and any compensation required by

Section 8.6. In each such case, the Commitments of the Banks shall also be simultaneously reduced as provided in Section 2.7.3.

                  SECTION 2.10.  GENERAL PROVISIONS AS TO PAYMENTS.

                           2.10.1 TIMING.  The Borrower shall make each
payment of principal of, and interest on, the Revolving Loans and the Swing Loans and of unused commitment and other fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent's Address. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

                           2.10.2 NEXT BANKING DAY.  Whenever any payment of
principal of, or interest on, any Base Rate Loans or of unused commitment or other fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                  SECTION 2.11.  COMPUTATION OF INTEREST AND FEES.

                  Interest on the Revolving Loans and Swing Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Unused commitment fees and any other fees payable hereunder on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                       ARTICLE 3.  CONDITIONS TO BORROWINGS

                  SECTION 3.1.  CONDITIONS TO FIRST BORROWING.

                  The obligation of each Bank to make a Revolving Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.2 and each of the following conditions precedent:

                           3.1.1 SUBORDINATED DEBT.  The Borrower shall have
obtained cash proceeds in the amount of at least Ninety-Five Million Dollars ($95,000,000), from the issuance of Subordinated Debt, on terms acceptable to the Banks.

                           3.1.2 FIRST UNION LINE OF CREDIT.  Borrower shall
have terminated its line of credit with First Union National Bank and shall have paid in full its obligations thereunder.

                           3.1.3 DOCUMENTS.  The Administrative Agent shall
have received each of the following in a sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent:

                           (A)  THIS AGREEMENT.  From each of the parties
hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

                           (B) NOTES. A duly executed Note for the account of
each Bank complying with the provisions of Section 2.3;

                           (C) SUBSIDIARY GUARANTY. A Subsidiary Guaranty,
duly executed by each Consolidated Subsidiary of the Borrower which is a wholly-owned Subsidiary of the Borrower (excepting therefrom any having total assets of less than Ten Thousand Dollars ($10,000) on the Closing Date and any which, as a result of planned transfers of Capital Stock to store managers, will be wholly-owned Subsidiaries of the Borrower for a period of less than ninety (90) days after the Closing Date).

                           (D) OPINION. An opinion (together with any
opinions of local counsel relied on therein) of legal counsel for the Borrower and the Subsidiary Guarantors, dated as of the Closing Date, substantially in the form of EXHIBIT D and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

                           (E) CLOSING CERTIFICATE. A certificate ("Closing
Certificate"), dated as of the Closing Date, substantially in the form of EXHIBIT E, signed by the chief financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article 4 are true on and as of the Closing Date;

                           (F) OTHER DOCUMENTS. All documents which the
Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower and each Subsidiary Guaranty, the corporate authority for and the validity of this Agreement, the Notes, the Subsidiary Guaranty executed on the Closing Date and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, certificates of incumbency of the Borrower and each Subsidiary Guarantor, signed by the Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, in substantially the form of EXHIBIT F, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each Subsidiary Guarantor authorized to execute and deliver the Loan Documents and the action taken by the Board of Directors of the Borrower and each Subsidiary Guarantor authorizing the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which it is party and each Subsidiary Guarantor's execution, delivery and performance of the Subsidiary Guaranty to be executed and delivered on the Closing Date and the other Loan Documents to which it is party.

                           (G) BORROWING NOTICE. A Notice of Borrowing.

                  SECTION 3.2.  CONDITIONS TO ALL BORROWINGS.

                  The obligation of each Bank to make a Revolving Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                           3.2.1  NOTICE.  Receipt by the Administrative
Agent of a Notice of Borrowing;

                           3.2.2  NO DEFAULT.  The fact that, immediately
before and after such Borrowing, no Default shall have occurred and be continuing;

                           3.2.3  TRUTH OF REPRESENTATIONS.  The fact that
the representations and warranties of the Borrower contained in Article 4 of this Agreement shall be true on and as of the date of such Borrowing; and

                           3.2.4  NO OVERADVANCE.  The fact that, immediately
after such Borrowing, the aggregate outstanding principal amount of the Revolving Loans of each Bank (and, in the case of the Swing Bank, the Swing Loans) will not exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in Sections 3.2.2, 3.2.3 and 3.2.4.

                       ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.1.  CORPORATE EXISTENCE AND POWER.

                  Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify, or obtain such licenses, authorizations, consents or approvals could not be reasonably expected to have or cause a Material Adverse Effect.

                  SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is party and by each Subsidiary Guarantor of the Subsidiary Guaranty and the other Loan Documents to which it is party (i) are within the Borrower's and such Subsidiary Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or any Subsidiary Guarantor or, to the best of the Borrower's knowledge, of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.3.  BINDING EFFECT.

                  This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Subsidiary Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, to the extent that it is party thereto, and each Subsidiary Guarantor, to the extent that it is party thereto, enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.4.  FINANCIAL INFORMATION; NO MATERIAL ADVERSE
EFFECT.

                  The audited balance sheet of the Borrower and its Consolidated Subsidiaries as of the Fiscal Year ended closest to December 31, 1998, and the related consolidated audited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, and the unaudited balance sheet of the Borrower and its Consolidated Subsidiaries as of the Fiscal Quarter ended closest to March 31, 1999, and the related consolidated unaudited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of its operations and cash flow for such periods stated; PROVIDED, that during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this sentence shall be deemed to refer to the most recent financial statements delivered pursuant to Sections 5.1.1 and 5.1.2. Since December 31, 1998, there has been no event, act, condition or occurrence having or which could be expected to have a Material Adverse Effect; PROVIDED that during the term of this Agreement following the Closing Date, future representations as to matters set forth in this sentence shall be deemed to refer to the last day of the most recent audited financial statements delivered by the Borrower pursuant to Section 5.1.1.

                  SECTION 4.5.  NO LITIGATION.

                   There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect except as described on SCHEDULE 4.5, or which in any manner draws into question the validity of, or could impair the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under, this Agreement, the Notes, the Subsidiary Guaranty or any of the other Loan Documents.

                  SECTION 4.6. COMPLIANCE WITH LAWS GENERALLY; COMPLIANCE WITH ERISA.

                  The Borrower and each Subsidiary are in compliance in all material respects with applicable laws (including, but not limited to, ERISA), regulations and similar requirements of governmental authorities (including, but not limited to, PBGC), noncompliance with which could have or cause a Material Adverse Effect, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. To the best of the Borrower's knowledge, (i) the Borrower and each member of the Controlled Group have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and (ii) neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.7.  TAXES.

                  There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for amounts that either are immaterial or are being disputed in good faith and by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION 4.8.  SUBSIDIARIES.

                  As of the Closing Date, the Borrower has no Subsidiaries, except for the Subsidiaries set forth on SCHEDULE 4.8, all of which are Consolidated Subsidiaries.

                  SECTION 4.9. NOT A PUBLIC UTILITY, HOLDING COMPANY, INVESTMENT COMPANY OR INVESTMENT ADVISER.

                  Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended; or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                  SECTION 4.10.  OWNERSHIP OF PROPERTY; LIENS.

                  The Borrower and each of its Subsidiaries owns Properties, or interests in Properties, sufficient for the conduct of its business; and none of such Properties is subject to any Lien except as permitted in Section 5.8.

                  SECTION 4.11.  NO DEFAULT.

                  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.12.  FULL DISCLOSURE.

                  All written information and, to the best of the Borrower's knowledge, all other information, heretofore furnished by the Borrower to the Administrative Agent, the Syndication Agent, the Arranger, the Co-Arranger or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent, the Syndication Agent, the Arranger, the Co-Arranger or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed in its offering circular dated June 2, 1999, a copy of which has been delivered to each of the Banks, or otherwise in a writing delivered to the Banks, any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

                  SECTION 4.13.  ENVIRONMENTAL MATTERS.

                  To the best of the Borrower's knowledge, (i) neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties located in the United States, owned by either the Borrower or a Subsidiary, has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. ss. 300, (B) CERCLIS list or (C) any list arising from a state statute similar to CERCLA; (ii) to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, in or under the Properties, owned or operated by either the Borrower or a Subsidiary, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, EXCEPT for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (iii) to the best of the Borrower's knowledge, the Borrower and its Subsidiaries are in compliance with all Environmental Requirements in connection with the ownership, use and operation of the Properties and the Borrower's and such Subsidiary's respective businesses.

                  SECTION 4.14.  CAPITAL STOCK.

                  All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

                  SECTION 4.15.  MARGIN STOCK.

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Revolving Loan or Swing Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with the provisions of, Regulations T, U or X.

                  SECTION 4.16.  SOLVENCY.

                  After giving effect to the execution and delivery of the Loan Documents, the making of the Revolving Loans and Swing Loans under this Agreement and the incurrence of the Subordinated Debt described in Section 3.1.1, the Borrower will be Solvent.

                  SECTION 4.17.  POSSESSION OF FRANCHISES, LICENSES, ETC.

                  The Borrower and its Subsidiaries possess to the extent material all franchises, certificates, licenses, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material

Properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof, which, individually or in the aggregate, would or might have or cause a Material Adverse Effect.

                  SECTION 4.18.  INSURANCE.

                  The Borrower and each of its Subsidiaries maintains adequate insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 4.19.  Y2K PLAN.

                  By the Closing Date, the Borrower shall have developed and delivered to the Administrative Agent a comprehensive plan (the "Y2K Plan"), including milestones ("Y2K Plan Milestones"), to identify whether its and its Subsidiaries' computer software and hardware systems which materially impact or affect the business operations of the Borrower and such Subsidiaries will be Year 2000 Compliant and Ready.

                                               ARTICLE 5.  COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                  SECTION 5.1.  INFORMATION.

                  The Borrower will deliver to the Administrative Agent and each of the Banks:

                           5.1.1  ANNUAL AUDIT.  As soon as available and in
any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of any material exceptions and qualifications; PROVIDED that, the information required by this paragraph may be satisfied by delivery of information pursuant to
Section 5.1.5 or Section 5.1.6;

                           5.1.2  INTERIM STATEMENTS.  As soon as available
and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; PROVIDED that the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6;

                           5.1.3  COMPLIANCE CERTIFICATES.  Simultaneously
with the delivery of each set of financial statements referred to in Sections
5.1.1 and 5.1.2, a certificate, substantially in the form of EXHIBIT G (a "Compliance Certificate"), of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.4, 5.5, 5.6, 5.7 and 5.20 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                           5.1.4  DEFAULT NOTICE.  Promptly (and, in any
event, within five (5) Domestic Business Days) after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                           5.1.5  PROXY.  Promptly upon the mailing thereof
to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                           5.1.6  REGISTRATION STATEMENTS.  Promptly upon the
filing thereof, copies of all registration statements and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                           5.1.7  ERISA NOTICES.  If and when any member of
the Controlled Group (i) gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                           5.1.8  Y2K PLAN.  Simultaneously with the delivery
of each set of annual and quarterly financial statements referred to in
SECTION 5.1.1 and SECTION 5.1.2 until such time as Borrower is Year 2000 Compliant and Ready, a statement of the chief executive officer, chief financial officer, or chief technology officer of the Borrower to the effect that nothing has come to his attention to cause him to believe that the Y2K Plan Milestones have not been achieved (or cannot be achieved) in a manner such that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan. In addition, if, prior to the delivery date of any such statements, the Borrower becomes aware of any material deviations from the Y2K Plan or any Y2K Plan Milestones which would be reasonably likely to cause the Borrower and its Subsidiaries not to be Year 2000 Compliant and Ready, a statement of the chief executive officer, chief financial officer, or chief technology officer of Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto shall be delivered to each of the Banks promptly thereafter.

                           5.1.9  OTHER REPORTS.  From time to time such
additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.2.  INSPECTION OF PROPERTY, BOOKS AND RECORDS.

                  The Borrower will keep, and require each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any non-domestic Subsidiary, such other accounting standards, rules, regulations and practices applicable to businesses operating in the locality in which each such Person operates); and permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections in each case at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.3. Y2K. The Borrower will diligently endeavor to meet the Y2K Plan Milestones such that all computer hardware and software systems identified as material will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

                  SECTION 5.4.  ADJUSTED TOTAL DEBT/ADJUSTED TOTAL CAPITAL
RATIO.

                  The Adjusted Total Debt/Adjusted Total Capital Ratio will not at any time exceed .70:1.0.

                  SECTION 5.5.  FIXED CHARGE COVERAGE RATIO.

                  Borrower's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ended closest to June 30, 1999, shall be
(i) not less than 1.50:1, for the Fiscal Quarters ending closest to June 30, 1999, September 30, 1999 and December 31, 1999, (ii) not less than 1.75:1, for the Fiscal Quarters ending closest to March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000; and (iii) not less than 2.00:1, for each Fiscal Quarter ending thereafter.

                  SECTION 5.6.  TOTAL DEBT/EBITDA RATIO.

                  The ratio which (i) the Total Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to June 30, 1999, bears to (ii) the EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling four
(4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (the "Total Debt/EBITDA Ratio"), shall be (i) not more than 4.00:1, for the Fiscal Quarters ending closest to June 30, 1999, September 30, 1999 and December 31, 1999, (ii) not more than 3.75:1 for the Fiscal Quarters ending closest to March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 and
(iii) not more than 3.50:1 for each Fiscal Quarter ending thereafter. In computing EBITDA in respect of the foregoing ratio and the ratio set forth in
Section 5.7, (a) any asset or stock dispositions by the Borrower consisting of the sale of a business line, segment or other group of related stores occurring within a Fiscal Quarter shall be accounted for by reducing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDA for such periods, by increasing EBITDA by the amount of such negative EBITDA; and (b) any asset or stock acquisitions by the Borrower consisting of the purchase of a business, line, segment or other group of related stores occurring within a Fiscal Quarter shall be accounted for by increasing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDA for such periods, by decreasing EBITDA by the amount of such negative EBITDA; in each instance, on an historical basis, in a manner which Borrower shall determine, but subject to prior review with, and approval by, the Administrative Agent.

                  SECTION 5.7. TOTAL SENIOR DEBT/EBITDA RATIO. The ratio which (i) the Total Senior Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to June 30, 1999, bears to (ii) EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling Four Quarters' basis as of the end of such Fiscal Quarter (adjusted, however, as reflected in Section 5.6), shall be (i) not more than 3.00:1, for the Fiscal Quarters ending closest to June 30, 1999, September 30, 1999 and December 31, 1999,
(ii) not more than 2.75:1 for the Fiscal Quarters ending closest to March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 and (iii) not more than 2.50:1, for any Fiscal Quarter ending thereafter

                  SECTION 5.8.  NEGATIVE PLEDGE.

                  The Borrower will not, nor will the Borrower permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, EXCEPT: (i) those Liens, if any, described on SCHEDULE 5.8, concerning existing Debt of the Borrower, to be set forth and described more particularly therein, together with any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any such Lien, PROVIDED that such Debt is not secured by any additional assets, and the amount of such Debt secured by any such Lien is not increased; (ii) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (iii) materialmen's, mechanics', warehousemen's, carriers', landlords' and other similar statutory Liens which secure Debt or other obligations that are not past due, or, if past due are being contested in good faith by the Borrower or the appropriate Subsidiary by appropriate proceedings; (iv) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (v) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (vi) deposits to secure performance of bids, trade contracts, leases, statutory obligations (to the extent not excepted elsewhere herein); (vii) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (viii) rights of setoff, banker's liens and other similar rights arising solely by operation of law;
(ix) Purchase Money Liens, PROVIDED that the total amount of all such Debt, when aggregated with any Debt described in clause (x) below then outstanding, does not exceed, at any time, in aggregate amount, fifteen percent (15%) of Tangible Net Worth; (x) Liens on any Properties acquired by Borrower or any Subsidiary subsequent to the Closing Date, to the extent that (A) such Liens are existing at the time of acquisition, (B) the Debt secured thereby is not secured by any other Properties of Borrower or such Subsidiary except the acquired Properties, (C) the amount of such Debt so secured thereby is not increased at or subsequent to the acquisition and (D) the total amount of all such Debt secured by all such acquired Properties, when aggregated with all Purchase Money Debt then outstanding, does not exceed at any time, in aggregate amount, fifteen percent (15%) of Tangible Net Worth; together with any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any such Lien, PROVIDED that such Debt is not secured by any additional assets, and the amount of such Debt secured by any such Lien is not increased; (xi) capital leases made in the ordinary course of business (but excluding, however, sale-leaseback transactions in any event) in which there is no provision for title to the leased Property to pass to the Borrower or such Subsidiary at the expiration of the lease term or as to which no bargain purchase option exists; and (xii) rights of lessors in respect of Properties leased to the Borrower or its Subsidiaries under operating leases.

                  SECTION 5.9.  MAINTENANCE OF EXISTENCE.

                  Except as permitted in Section 5.10 and 5.11, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                  SECTION 5.10.  DISSOLUTION.

                  Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.11.

                  SECTION 5.11.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

                  The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, PROVIDED, HOWEVER, that, (i) subject at all times to Section 5.20, the Borrower or any Subsidiary may merge with another Person (which is not the Borrower or such Subsidiary) if (A) such Person was organized under the laws of the United States of America or one of its states, (B) the Borrower or such Subsidiary (as the case may be) is the corporation surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) any Subsidiaries of the Borrower may (A) merge or consolidate with each other or with the Borrower (so long as the Borrower is the corporation surviving such merger), or (B) sell assets to each other or to the Borrower and (iii) in connection with acquisitions permitted pursuant to clause (xii) of Section 5.20, the Borrower may cause one or more Subsidiaries formed for such purpose to merge into acquisition targets in order to consummate such acquisitions; and, PROVIDED, FURTHER, that the Borrower may consummate Asset Sales so long as, unless otherwise approved in writing by the Required Banks, each of the following conditions is met: (i) the Asset Sales are to Persons other than Affiliates, (ii) the Asset Sales are made for cash, (iii) the Net Cash Proceeds from all such Asset Sales (other than any in respect of Non-Core Assets) in any one Fiscal Year do not exceed Ten Million Dollars ($10,000,000), (iv) the proceeds of all such Asset Sales (other than any in respect of Non-Core Assets) are applied in the manner provided in Section 2.9.2, to the extent required thereby, and to the extent not so required, to make optional prepayments of the Revolving Loans pursuant to Section 2.8 hereof and for working capital in Borrower's business, but for no other purpose, and (v) no Default has occurred which is then continuing or otherwise would result from such sale occurring.

                  SECTION 5.12.  USE OF PROCEEDS.

                  The proceeds of the initial Revolving Loans will be used by the Borrower to refinance all indebtedness then outstanding under its Credit Agreement, dated as of April 1, 1998, with the banks named therein and Wachovia, as Agent, as amended to date, and to refinance any other Debt which, pursuant to the terms of this Agreement, is required to be paid in full and refinanced as of the Closing Date. The proceeds of all subsequent Revolving Loans and all Swing Loans will be used by the Borrower solely for working capital, and for no other purpose except that Borrower may use such proceeds to settle any Equity Forward Contracts then permitted to exist hereunder. Without limitation of the foregoing, no portion of the proceeds of the Revolving Loans or Swing Loans will be used by the Borrower (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation even if such acquisition is otherwise permitted hereunder, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (iii) generally, to finance investments, even if such investments are otherwise permitted hereunder, or (iv) for any other purpose in violation of any term of this Agreement or of any applicable law or regulation.

                  SECTION 5.13.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES.

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

                  The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP.

                  SECTION 5.14.  INSURANCE.

                  The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 5.15.  CHANGE IN FISCAL YEAR.

                  The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                  SECTION 5.16.  MAINTENANCE OF PROPERTY.

                  The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties in good condition, repair and working order, ordinary wear and tear excepted.

                  SECTION 5.17.  ENVIRONMENTAL NOTICES.

                  The Borrower shall furnish to the Administrative Agent, promptly after the Borrower becomes aware thereof, written notice of all Environmental Liabilities, pending, threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders and Environmental Releases, at, on, in, under or in any way affecting the Properties or any adjacent property and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

                  SECTION 5.18.  ENVIRONMENTAL MATTERS.

                  The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handled or ship or transport to or from the Properties any Hazardous Materials EXCEPT for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.19.  ENVIRONMENTAL RELEASES.

                  The Borrower agrees that upon the occurrence of an Environmental Release (EXCEPT for any Environmental Release which (x) occurred in compliance with all Environmental Requirements and (y) could not reasonably be expected to have or cause a Material Adverse Effect), it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.20.  INVESTMENTS.

                  The Borrower will not make (nor will the Borrower permit any Subsidiary to make) any investment in any Person or Property (which term "investment," for purposes hereof, shall mean and include, without limitation, the acquisition of any property, the issuance, acquisition or exchange of any capital stock, debt or other obligations or security to, from or with any Person, the making of any loan, advance, extension of credit, credit accommodation, Guarantee or capital contribution to or on behalf of any Person, and the leasing or subleasing of any property to any Person, but shall not include the issuance by the Borrower of its Capital Stock in exchange for cash consideration), PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Borrower (or any Subsidiary) may, from time to time, undertake the following, without the necessity of obtaining the Required Banks' prior written consent thereto:

               (i) CURRENT ASSETS. Acquire current assets for use in, or arising from, the sale of goods or services in the ordinary course of its business (including, for this purpose, but without limitation, credit card receivables);

              (ii) CAPITAL EXPENDITURES. Make capital expenditures in the ordinary course of its business;

             (iii) FRANCHISE FEES. Pay franchisee fees and royalties to its franchisors in the ordinary course of its business;

              (iv) ESCROW DEPOSITS. Make or maintain escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of its business;

               (v) BANK ACCOUNTS. Make and maintain deposits of cash in demand deposit accounts of banks in the ordinary course of its business, and make endorsements of checks, drafts or other instruments in connection therewith;

              (vi) SURPLUS CASH. Consistent at all times with the Borrower's internal Statement of Investment Policy, invest surplus cash in
(A) obligations of, or guaranteed by, the United States of America or any agency thereof, (B) short-term certificates of deposit issued by, and time deposits with, any Bank or any other financial institution domiciled in the United States of America with assets of at least $500,000,000, (C) short-term commercial paper rated at least "A1" by Standard & Poors or "P1" by Moody's, and (D) fixed or adjustable rate corporate debt securities with a credit rating of at least double A (Aa/AA) by either Moody's or Standard & Poors, provided that any fixed rate debt securities have a maturity of one year or less;

             (vii) SUBSIDIARIES. Have investments in Consolidated Subsidiaries of the Borrower in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's and such Subsidiaries' respective businesses (including, without limitation, the issuance of Guarantees of the obligations of such Consolidated Subsidiaries), PROVIDED that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, other than any which are Subsidiary Guarantors (as to which no limitation shall apply), shall not exceed (A) as to the Hops Subsidiaries, the sum of (1) the aggregate amount thereof which already has been invested and remains outstanding on the Closing Date, or has been committed to be invested as of the Closing Date, as set forth on
SCHEDULE 5.20 attached hereto (without credit for any reductions thereof which may occur subsequent to the Closing Date), PLUS (2) an additional amount, which shall represent the maximum amount, in the aggregate, which may be invested in the Hops Subsidiaries subsequent to the Closing Date, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) per annum, measured from the Closing Date, in annual increments (without any rollover from year-to-year); and (B) as to all Subsidiaries, other than the Hops Subsidiaries and any Subsidiaries which are Subsidiary Guarantors, an aggregate amount which does not exceed, when aggregated with all investments (whether or not made in, by or through Subsidiaries) under clause (x) of this
Section 5.20, ten percent (10%) of the sum of (A) Borrower's Stockholders Equity at any time PLUS (B) the amount of the TECONS at such time; it being understood and agreed that there shall be deducted in any event from the amount of investments in such Subsidiaries which may be made pursuant to this subclause (B) the aggregate amount of Capitalized Lease Obligations of all such Subsidiaries which are at any time outstanding, if and to the extent not already counted against such amount as an investment of Borrower; I.E., as a Capitalized Lease Obligation owing to Borrower as lessor or sublessor.

            (viii) TRAVEL ADVANCES. Make travel and similar advances to employees from time to time in the ordinary course of business;

              (ix) SPECIAL LIFE INSURANCE PROGRAM. The Borrower may invest up to Eight Hundred Fifty Thousand Dollars ($850,000) per Fiscal Year in the making of annual premiums payable on the split dollar joint survivor life insurance program implemented, or to be implemented, covering the lives of Tom E. DuPree, Jr. and his spouse Anne DuPree, with an initial death benefit of Fifty Million Dollars ($50,000,000), PROVIDED, HOWEVER, that (i) such investments are made over a period not to exceed ten (10) Fiscal Years and
(ii) Borrower maintains at all times during the effective period of the program a security interest in policy proceeds and cash values of policies issued as part of the program equal in amount to not less than its then cumulative premium investments;

               (x) RESTAURANT CONCEPTS. So long as no Default has occurred and is continuing or would be caused thereby, make investments in restaurant concepts and joint ventures (including, without limitation, by the issuance of Guarantees of the obligations of such restaurant concepts and joint ventures), and whether directly or through one or more Subsidiaries, for the operation of restaurants so long as the total amount of all such investments at any time (after subtracting therefrom the amount of cash returns received on any such investments) does not exceed, when aggregated with all investments in Subsidiaries described in and permitted under subclause (B) to clause (vii) of this Section 5.20, ten percent (10%) of the sum of (A) Borrower's Stockholders Equity at any time PLUS (B) the amount of the TECONS at such time;

              (xi) OTHER ADVANCES. Make loans or advances to Affiliates (excluding therefrom, however, Subsidiaries), shareholders, directors, officers or employees in addition to those described in clauses (i) through
(x) hereinabove, in an aggregate amount as to all such loans and advances at any time outstanding to all such Persons not to exceed Eight Million Dollars ($8,000,000) so long as, and provided that, (A) no Default has occurred and is continuing or would be caused thereby, (B) each such loan or advance is repaid in full, not later than two (2) years from the date of its disbursement and (C) the aforesaid Eight Million Dollar ($8,000,000) limitation shall be reduced by the amount of such repayments until such limitation is reduced to Five Million Dollars ($5,000,000);

             (xii) ACQUISITIONS. Acquire all of the stock or assets of any Person, so long as (A) the aggregate amount of cash, or value of Property, paid as consideration in connection with all such acquisitions, and liabilities assumed by the Borrower or any Subsidiary in connection with all such acquisitions consummated during any eighteen (18) month period, determined initially for the eighteen (18) month period commencing on the Closing Date and thereafter for each eighteen (18) month period commencing on the first day of each month thereafter, does not exceed the LESSER of (1) five percent (5%) of consolidated total assets of Borrower and its Consolidated Subsidiaries and (2) Fifty Million Dollars ($50,000,000) , (ii) after giving effect to all such acquisitions, no Default has occurred and is continuing and (iii) after giving effect to all such acquisitions, Borrower's and its Consolidated Subsidiaries' total Senior Debt/EBITDA Ratio and Total Debt/EBITDA Ratio, determined on a pro forma basis as of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered to the Administrative Agent and the Banks pursuant to Section 5.1.2, as if such acquisitions had been consummated prior to the date of such financial statements, shall not exceed 2.50:1.0 and 3.50:1.0, respectively.

         In the event that, and to the extent that, as of the Closing Date, any of the terms or conditions set forth in this Section 5.20 (or in Section
5.21 or Section 5.22 below) shall operate to restrict the ability of any Consolidated Subsidiary to (i) pay dividends or make distributions permitted under applicable law on any capital stock of such Subsidiary owned by the Borrower or any other Consolidated Subsidiary, (ii) pay any indebtedness or other obligation owed to the Borrower or any other Consolidated Subsidiary,
(iii) make loans or advances to the Borrower or any other Consolidated Subsidiary, or (iv) transfer any of its property or assets to Borrower or any other Consolidated Subsidiary (the "SUBSIDIARY ACTIVITIES"), and the imposition of such restriction on any such Subsidiary Activities pursuant hereto is expressly prohibited under, or constitutes an event of default under, the terms of the Borrower's existing indenture for its 9-3/4% senior notes of due June 1, 2006, then, notwithstanding the foregoing, such Subsidiary Activities shall be permitted.

                  SECTION 5.21.  DEBT.

                  The Borrower will not incur, assume or suffer to exist any Debt or obligation under any Guarantee (or permit any Subsidiary to do so), EXCEPT FOR: (i) Debt for Borrowed Money existing on the date of this Agreement and disclosed in the interim financial statements described in
Section 4.4; (ii) Debt and Guarantees incurred pursuant to this Agreement or the other Loan Documents; (iii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iv) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default under any other provision of this Agreement); (v) deferred taxes; (vi) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vii) any Debt described in, and permitted within Section 5.8; (viii) Debt and Guarantees described in and permitted pursuant to clauses (vii) and (x) of
Section 5.20; (ix) Debt arising under or in connection with interest rate protection contracts entered into by the Borrower with a Bank in the ordinary course of business, and not for speculation; (x) in the case of the Borrower and Subsidiary Guarantors, Capitalized Lease Obligations;(xi) other Debt for Borrowed Money in respect of letters of credit issued in conjunction with debts, liabilities and obligations arising from time to time in the ordinary course of, and pursuant to the customary operation of, Borrower's business; and (xii) the Subordinated Debt.

                  SECTION 5.22. DIVIDENDS AND DISTRIBUTIONS. The Borrower will not, nor will the Borrower permit any Subsidiary to, (i) pay any cash dividend; (ii) make any capital distribution; (iii) redeem, repurchase or retire for cash any Capital Stock (except as permitted pursuant to Section 5.25); or (iv) take any other action which would have an effect equivalent to any of the foregoing (the actions described in the preceding clauses (i) through (iv) herein called, generally, "DISTRIBUTIONS"); PROVIDED, HOWEVER, that, notwithstanding the foregoing, (A) so long as no Default has occurred and is continuing or would be caused thereby, the Borrower may pay cash dividends on its Capital Stock in each Fiscal Year in an aggregate amount not to exceed Three Million Dollars ($3,000,000) per Fiscal Year during its Fiscal Years ending on or about December 31, 1999 and December 31, 2000 and Four Million Dollars ($4,000,000) during each Fiscal Year thereafter, (B) each Subsidiary may make Distributions on any Capital Stock of such Subsidiary owned by the Borrower or another Consolidated Subsidiary which is a Subsidiary Guarantor and (C) Borrower may make Distributions on the TECONS.

                  SECTION 5.23. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to enter into, or be a party to, any transaction with any Affiliate, EXCEPT in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms and are no less favorable to Borrower or said Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  SECTION 5.24. SUBSIDIARY GUARANTIES. The Borrower shall cause each Consolidated Subsidiary of the Borrower acquired or coming into existence after the Closing Date which is a wholly-owned Subsidiary, directly or indirectly, of Borrower (excepting therefrom any having total assets of less than Ten Thousand Dollars ($10,000)), as soon as practicable after, but in any event within thirty (30) days after, its acquisition or creation, to execute a Subsidiary Guaranty, together with all other such documents which the Administrative Agent may reasonably request in connection therewith, including a secretary's certificate, confirming the existence of enabling authorization in respect of such Subsidiary Guarantor and signing officer incumbency, and an opinion of counsel, confirming that such Subsidiary Guaranty is a valid, binding and enforceable obligation of the Subsidiary party thereto, subject to customary assumptions, exceptions and limitations acceptable to Administrative Agent. There shall be excluded from the foregoing requirements any Consolidated Subsidiary of the Borrower which, as a result of planned transfers of Capital Stock to store managers, (A) will be a wholly-owned Subsidiary of the Borrower for a period of not more than ninety (90) days after its acquisition or creation or (B) becomes a wholly-owned Subsidiary as a result of the return to the Borrower of, or the cancellation of, any Capital Stock by any store manager for a period of not more than ninety (90) days after such return or cancellation occurs; PROVIDED, HOWEVER, THAT, (i) such requirements shall apply if such planned transfers are not made during such period such that such Subsidiary continues to be a wholly-owned Subsidiary at the expiration of such grace period and
(ii) all such Subsidiaries shall be treated at all times, for purposes of
Section 5.20(vii), as if such Subsidiaries were not wholly-owned Subsidiaries. The requirements of this Section 5.24 shall likewise apply to any Subsidiary as to which the Borrower is not required to deliver a Subsidiary Guaranty pursuant to one of the exceptions set forth in the parenthetical to Section 3.1.3(C) as and when such exception no longer applies. In addition to the foregoing, the Borrower may, at its option, at any time, cause any other Subsidiary to execute a Subsidiary Guaranty, together with all other such documents as the Administrative Agent may request in connection therewith, consistent with the foregoing provisions, after which such Subsidiary shall be a Subsidiary Guarantor for all purposes hereof.

                  SECTION 5.25. STOCK PURCHASES, ETC. The Borrower will not, and will not permit any Consolidated Subsidiary of the Borrower, to purchase any Capital Stock of the Borrower, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise, except (i) in respect of shares of Capital Stock which are subject to Equity Forward Contracts entered into prior to October 1, 1998 which are pending settlement as of the Closing Date, and (ii) so long as no Default has occurred and is continuing or would be caused thereby, other purchases of Borrower's Capital Stock in an aggregate amount not in excess of Five Million Dollars ($5,000,000) during the term of this Agreement, nor will Borrower enter into, or permit any Consolidated Subsidiary to enter into, any Equity Forward Contract or amend or modify any Equity Forward Contract in effect on the Closing Date so as to increase the amount of, or price of, any shares of Capital Stock which are subject to Equity Forward Contracts pending settlement as of the Closing Date.

                  SECTION 5.26. NO PREPAYMENT OF SENIOR NOTES. The Borrower will not prepay, and will not permit any Subsidiary to prepay, the principal amount of any of the Borrower's 9-3/4% Senior

Notes, due 2006, heretofore issued by the Borrower in the aggregate principal amount of $125,000,000, nor will Borrower repurchase or permit any Subsidiary to repurchase, such Notes.

                  SECTION 5.27. SUBORDINATED DEBT. The Borrower will not, and will to permit any Subsidiary to: (i) make any payment (whether of principal, interest, premium or otherwise) on any Subordinated Debt unless and except to the extent, if any, expressly permitted by the express, written terms of subordination governing such Subordination Debt as then approved in writing by the Required Lenders; or (ii), in any event, make any prepayment of any part or all of any Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any Subordinated Debt prior to maturity; or enter into any agreement which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

                           ARTICLE 6.  DEFAULTS

                  SECTION 6.1.  EVENTS OF DEFAULT.

                  If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                           6.1.1  NON-PAYMENT. The Borrower (i) shall fail to
pay when due any principal of any Revolving Loan or Swing Loan or (ii) shall fail to pay any interest on any Revolving Loan or Swing Loan within five (5) Domestic Business Days after such interest shall become due, or (iii) shall fail to pay any fee or other amount payable hereunder or under any Loan Document within five (5) Domestic Business Days after such fee or other amount becomes due; or

                           6.1.2  FAILURE TO OBSERVE CERTAIN COVENANTS.  The
Borrower shall fail to observe or perform any covenant contained in Sections
5.3 through 5.12, 5.14, 5.15, or 5.20 through 5.28, inclusive; or

                           6.1.3  FAILURE TO OBSERVE COVENANTS GENERALLY.
The Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by Sections 6.1.1 and 6.1.2) and such failure shall not have been cured within ten (10) days after the EARLIER to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or (ii) an executive, senior financial or accounting officer of the Borrower otherwise becomes aware of any such failure; or

                           6.1.4  MISREPRESENTATION.  Any representation,
warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                           6.1.5  CROSS-DEFAULT.  The Borrower or any
Subsidiary shall fail to make any payment in respect of any debt, liability or obligation outstanding individually or in the aggregate with all other such debts, liabilities or obligations, equal to or in excess of Five Hundred Thousand Dollars ($500,000), other than the Notes, when due or within any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of any such debt, liability or obligation outstanding of the Borrower or any Subsidiary individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or the mandatory prepayment or purchase of any such debt, liability or obligation by the Borrower (or its designee) or such Subsidiary (or its designee) individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of any such debt, liability or obligation individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

                           6.1.6  VOLUNTARY BANKRUPTCY.  The Borrower or any
Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                           6.1.7  INVOLUNTARY BANKRUPTCY.  An involuntary
case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                           6.1.8  ERISA.  The Borrower or any member of the
Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce
Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                           6.1.9  JUDGMENTS.  One or more judgments or orders
for the payment of money in an aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

                           6.1.10  TAX LIENS.  A federal tax Lien shall be
filed against the Borrower under Section 6323 of the Code or a Lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such Lien shall remain undischarged for a period of thirty (30) days after the date of filing; or

                           6.1.11  CHANGE OF CONTROL.  Tom E. DuPree, Jr.
shall cease to own and control, beneficially and with power to vote, at least fifteen percent (15%) of the outstanding shares of the voting common stock of the Borrower; or any Person (other than Tom E. DuPree, Jr.) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d- 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting common stock of the Borrower; or as of any date, a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by a Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                           6.1.12  MATERIAL ADVERSE EFFECT.  The occurrence
of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing, or resulting in, a Material Adverse Effect; or

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; PROVIDED that if any Event of Default specified in Sections 6.1.6 or 6.1.7 above occurs with respect to the Borrower or any Subsidiary, without any notice to the Borrower or any other acts by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.2.  NOTICE OF DEFAULT.

                  The Administrative Agent shall give notice to the Borrower of any Default under Section 6.1.3 promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                        ARTICLE 7.  THE ADMINISTRATIVE AGENT

                  SECTION 7.1.  APPOINTMENT; POWERS AND IMMUNITIES.

                  Each Bank, the Syndication Agent, the Arranger and the Co-Arranger hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank, the Syndication Agent, the Arranger or the Co-Arranger; (b) shall not be responsible to the Banks, the Arranger or the Co-Arranger for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank, the Arranger or the Co-Arranger under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, the Syndication Agent, the Arranger and the Co-Arranger, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks, the Syndication Agent, the Arranger and the Co-Arranger and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank, the Syndication Agent, the Arranger or the Co-Arranger.

                  SECTION 7.2.  RELIANCE BY ADMINISTRATIVE AGENT.

                  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent and accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.3.  DEFAULTS.

                  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Revolving Loans or Swing Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Revolving Loans or Swing Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.6) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.4.  RIGHTS OF ADMINISTRATIVE AGENT AS A BANK.

                  With respect to the Revolving Loans and Swing Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.5.  INDEMNIFICATION.

                  Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED, HOWEVER that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.6.  PAYEE OF NOTE TREATED AS OWNER.

                  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.8 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.7. NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS.

                  Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

                  SECTION 7.8.  FAILURE TO ACT.

                  Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.5 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.9.  RESIGNATION OF ADMINISTRATIVE AGENT.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty
(30) days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                       ARTICLE 8.  CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.

                  If on or prior to the first day of any Interest Period, the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or the Required Banks advise the Administrative Agent that the Adjusted LIBOR Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding the relevant Euro-Dollar Rate Loans for such Interest Period, then, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Euro-Dollar Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Domestic Business days before the date of any Borrowing of such Euro-Dollar Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.2.  ILLEGALITY.

                  If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Rate Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Rate Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank, in any respect deemed material by such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Rate Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Rate Loan, the Borrower shall borrow, pursuant to Section 2.2.3, a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Rate Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.3.  INCREASED COST AND REDUCED RETURN.

                           8.3.1  CHANGE OF LAW.  If after the date hereof, a
Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Revolving Loans (or, in the case of the Swing Bank, Swing Loans), its Note or its obligation to make Revolving Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Revolving Loans (or in the case of the Swing Banks, the Swing Loans) or any other amounts due under this Agreement in respect of its Revolving Loans (or, in the case of the Swing Bank, Swing Loans) or its obligation to make Revolving Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or (iii) shall impose on any Bank (or its Lending Office) or the London Interbank Market any other similar condition affecting its Revolving Loans (or, in the case of the Swing Bank, Swing Loans), its Notes or its obligation to make Revolving Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Revolving Loan (or, in the case of the Swing Bank, Swing Loan), or to reduce the amount of any such received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                           8.3.2  CAPITAL ADEQUACY.  If any Bank shall have
determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                           8.3.3  NOTICE OF DETERMINATION.  Each Bank will
promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank, in any respect deemed material by such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                           8.3.4  ASSIGNEES COVERED.  The provisions of this
Section 8.3 shall be applicable with respect to any Assignee or other Transferee (excluding any Participants), and any calculations required by such provisions shall be made based upon the circumstances of such Assignee or other Transferee.

                  SECTION 8.4. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR RATE LOANS.

                  If (i) the obligation of any Bank to make or maintain Euro-Dollar Rate Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3.1, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Revolving Loans which would otherwise be made by such Bank as Euro-Dollar Rate Loans, shall be made instead as Base Rate Loans (in all cases interest and principal on such Revolving Loans shall be payable contemporaneously with the related Euro-Dollar Rate Loans of the other Banks), and (ii) after each of its Euro-Dollar Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Rate Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.5.  REPLACEMENT OF A LENDER.

                  In addition to the foregoing, if (i) the obligation of any Bank (but not all Banks) to make or maintain Euro-Dollar Rate Loans has been suspended pursuant to Section 8.2 or (ii) any Bank (but not all Banks) has demanded compensation under Section 8.3, then, in either such case, the Borrower shall have the right, at its option, upon giving at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, either: (i) notwithstanding any term of Section 2.7.2 to the contrary, to reduce the Commitment of such Bank to zero, in which case the Borrower shall reduce, by repayment or prepayment, as the case may be, its Borrowings from such Bank to zero effective upon such Commitment reduction becoming effective, and the Commitment of each remaining Bank shall remained unchanged; or (ii) to obtain one or more Banks or Assignees willing to replace such Bank, in which case the Bank which is being replaced shall execute and deliver to such Bank or Assignee an Assignment and Acceptance in accordance with Section 9.8.3 with respect to such Bank's entire interest under this Agreement and the Notes.

                  SECTION 8.6.  COMPENSATION.

                  Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (in connection with the relevant Interest Period) as a result of: (i) any payment or prepayment (whether pursuant to Section 8.2 or otherwise) of a Euro-Dollar Rate Loan on a date other than the last day of an Interest Period for such Euro-Dollar Rate Loan; or (ii) any failure by the Borrower to prepay a Euro-Dollar Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or (iii) any failure by the Borrower to borrow a Euro-Dollar Rate Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.2. Such compensation shall include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Rate Loan provided for herein (EXCLUDING, HOWEVER, therefrom the amount thereof attributable to the imposition of the Applicable Margin) over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London Interbank Market.

                               ARTICLE 9.  MISCELLANEOUS

                  SECTION 9.1.  NOTICES.

                  All notices, requests and other communications to any party hereunder or under any Loan Document shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid or
(iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

                  SECTION 9.2.  NO WAIVERS.

                  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.3.  EXPENSES; DOCUMENTARY TAXES.

                  The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and any Bank, including fees and disbursements of counsel (including a reasonable allocation of the cost of internal counsel), in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement, the Notes and other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement, the Notes or the other Loan Documents.

                  SECTION 9.4.  INDEMNIFICATION.

                  The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Arranger, the Co-Arranger, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement, the Notes or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent, the Syndication Agent, the Arranger, the Co- Arranger and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The indemnification provisions (including, without limitation, provisions for default interest, to the extent that this Section 9.4 might be construed as duplicating the Borrower's obligation to pay interest at the Default Rate as required elsewhere in this Agreement) set forth in this Section 9.4 are meant to be without duplication of any other indemnification provisions set forth in this Agreement.

                  SECTION 9.5.  SHARING OF SETOFFS.

                  Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.6.  AMENDMENTS AND WAIVERS.

                  Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Banks, (i) except as otherwise provided in
Section 8.5, increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of, or decrease the rate of interest on any Revolving Loan or Swing Loan or on any fees or other amounts payable hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Revolving Loan or Swing Loan or any fees hereunder,
(iv) change the percentage of the Commitments or of the aggregate unpaid amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change the manner of application of any payments made under this Agreement or the Notes, (vi) release or substitute all or any substantial part of the collateral (if any) held as security for the Revolving Loans and Swing Loans, or (vii) release any Guarantee given to support payment of the Revolving Loans and Swing Loans. In connection with the foregoing, the Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower or the Administrative Agent and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the requisite percentage of Banks.
                   SECTION 9.7.  NO MARGIN STOCK COLLATERAL.

                  Each of the Banks represents to the Administrative Agent, the Borrower and each of the other Banks that it in good faith is not, (i) directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement or (ii) entering into this Agreement with an immediate intention to resell its Commitment or Revolving Loans.

                  SECTION 9.8.  SUCCESSORS AND ASSIGNS.

                           9.8.1  NO ASSIGNMENT BY BORROWER.  The provisions
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                           9.8.2  PARTICIPATION.  Any Bank may, without the
consent of the Borrower, at any time sell to one or more Persons (each a "Participant") participating interests in any Revolving Loan owing to such Bank (or, in the case of the Swing Bank, and Swing Loan), any Note held by such Bank, any Commitment of such Bank hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) an extension of any date fixed for the payment of principal of or interest on the related Revolving Loan or Revolving Loans or Swing Loan or Swing Loans, (ii) the change of the amounts of any principal of, or the decrease of any interest or fees due on any date fixed for the payment thereof with respect to the related Revolving Loan or Revolving Loans or Swing Loan or Swing Loans, (iii) the change of the principal or the related Revolving Loan or Revolving Loans or Swing Loan or Swing Loans, (iv) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof), a commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or a commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Revolving Loans and Swing Loans, or (vi) the release of any Guarantee given to support payment of the Revolving Loans and Swing Loans. Each Bank selling a participating interest in any Revolving Loan, Swing Loan, Note, Commitment or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Except as otherwise expressly provided in Article 8, the Administrative Agent, the Banks and the Borrower agree that each Participant shall be entitled to the benefits of Article 8 with respect to its participation in Revolving Loans and Swing Loans outstanding from time to time, but only to the extent that such Bank which sold the relevant participation would have been entitled thereto pursuant to the terms of this Agreement.

                           9.8.3  ASSIGNMENTS.  Any Bank may at any time
assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this Section unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the transferor Bank subject to such assignment (determined as of the effective date of the assignment), if less than the entirety of such Commitment, shall be equal to at least Five Million Dollars ($5,000,000), (iii) no interest may be sold by a Bank pursuant to this Section to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), except after the occurrence of, and during the continuance of, an Event of Default. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance of the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) to the Administrative Agent (which fee shall be reduced to One Thousand Five Hundred Dollars ($1,500) if the Assignee is an existing Bank or an Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its future obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this Section 9.8.3, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

                           9.8.4  DISCLOSURES.  Subject to the provisions of
Section 9.9, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                           9.8.5  STATUS OF TRANSFEREE.  No Transferee shall
be entitled to receive any greater payment under Section 8.3 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 9.9.  CONFIDENTIALITY.

                  Each Bank, the Administrative Agent, the Syndication Agent, the Arranger and the Co-Arranger agrees to exercise its best efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any information delivered or made available by the Borrower to it, including, without limitation, information obtained by the

Administrative Agent or such Bank by reason of a visit or investigation by any Person contemplated in Section 5.2, confidential from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans and, in the case of the Swing Bank, the Swing Loans; PROVIDED, HOWEVER that nothing herein shall prevent the Administrative Agent, the Syndication Agent, the Arranger, the Co-Arranger or any Bank from disclosing such information (i) to the any other such Person, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Person, (iv) which has been publicly disclosed other than by an act or omission of any such Person except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to this Agreement, any of the other Loan Documents, in connection with any of the foregoing, or any other obligations of the Borrower or any Subsidiary owing to any such Person) to which any such Person or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Person's legal counsel and independent auditors and
(viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of any Bank's rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.9.

                  SECTION 9.10.  REPRESENTATION BY BANKS.

                  Each Bank hereby represents that it is a commercial lender or financial institution which makes Revolving Loans in the ordinary course of its business and that it will make its Revolving Loans hereunder for its own account in the ordinary course of such business; PROVIDED, HOWEVER that, subject to Section 9.8, the disposition of a Note or the Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.11.  OBLIGATIONS SEVERAL.

                  The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.12.  GEORGIA LAW.

                  THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

                  SECTION 9.13.  INTERPRETATION.

                  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.14.  CONSENT TO JURISDICTION.

                  EACH OF THE BORROWER, EACH BANK, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ARRANGER AND THE CO-ARRANGER IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS,
(B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (C) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 9.1 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 9.15.  COUNTERPARTS.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 9.16.  SURVIVAL.

                  All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the payment of the Notes and termination of the Commitments.

                  SECTION 9.17.  ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY.

                  This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing in accordance with Section 9.6. If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.18.  TIME OF THE ESSENCE.

                  TIME IS OF THE ESSENCE IN THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS.

                  SECTION 9.19.  NO JOINT VENTURE .

                  Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents), shall in any respect be interpreted, deemed or construed as making any Bank, the Administrative Agent, the Syndication Agent, the Arranger or the Co-Arranger a partner or joint venturer with the Borrower or as creating any similar relationship or entity.

                  SECTION 9.20.  CERTAIN DESIGNATIONS.

                  The designations "Syndication Agent," "Arranger" and "Co-Arranger," as used herein and in any other Loan Document, are honorary designations and shall have no substantive effect; nor shall any parties so designated have any other or additional duties, powers or responsibilities hereunder or under any other Loan Document as a result of such designation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers, as of the day and year first above written.


                                         "BORROWER"

                                         AVADO BRANDS, INC.
                                         (SEAL)


                                         By: /s/ Louis J. Profumo
                                             -------------------------------
                                            Louis J. Profumo
                                            Senior Vice President of Finance


                                         Attest: /s/ John G. McLeod, Jr.
                                                 ---------------------------
                                                John G. McLeod, Jr.
                                                Secretary

                                         Avado Brands, Inc.
                                         Corporate Headquarters
                                         Hancock at Washington
                                         Madison, Georgia  30650
                                         Attn:  Erich J. Booth,
                                                  Chief Financial Officer

                                         Telecopier Number: (706) 342-4057

                                         "BANKS"

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION, as the Administrative
                                         Agent and as a Bank
                                                                      (SEAL)


                                         By: /s/ W. Tompkins Rison, Jr.
                                             ---------------------------------
                                            W. Tompkins Rison, Vice President


                                         LENDING OFFICE:

                                         Wachovia Bank, N.A.
                                         191 Peachtree Street, N.E.
                                         30th Floor
                                         Atlanta, Georgia  30303-1757
                                         Attention: Georgia Corporate
                                                        Commercial Group

                                         Telecopier Number: (404) 332-6920

                                         Commitment Amount: $35,000,000

                                         BANKBOSTON, N.A., as Syndication Agent
                                         and as a Bank
                                         (SEAL)


                                         By: /s/ Debra Zurka
                                             -------------------------------
                                            Name: Debra Zurka
                                            Title: Director

                                         LENDING OFFICE:

                                         BankBoston, N.A.
                                         Large Corporate -- Restaurant Division
                                         100 Federal Street
                                         Mail Stop 01-09-05
                                         Boston, Massachusetts  02110

                                         Telecopier Number: (617) 434-0637

                                         Commitment Amount: $25,000,000

                                         SUNTRUST BANK, ATLANTA,
                                         as a Bank


                                         By: /s/ Brian K. Peters
                                             -------------------------------
                                            Name: Brian K. Peters
                                            Title: Director


                                         By: /s/ Nathan Bickford
                                             -------------------------------
                                            Name: Nathan Bickford
                                            Title: Associate

                                         LENDING OFFICE:

                                         SunTrust Bank, Atlanta
                                         303 Peachtree Street, N.E.
                                         2nd Floor
                                         Atlanta, Georgia  30308

                                         Telecopier Number: (404) 588-8833

                                         Commitment Amount: $20,000,000

                                         COOPERATIEVE CENTRALE
                                         RAIFFEISEN-BOERENLEENBANK B.A.,
                                         "RABOBANK INTERNATIONAL,"
                                         NEW YORK BRANCH


                                         By: /s/ Thomas Dove
                                             -------------------------------
                                            Name: Thomas Dove
                                            Title: Vice President


                                         By: /s/ N.J. O'Connor
                                             -------------------------------
                                            Name: Nancy J. O'Connor
                                            Title: Vice President

                                         LENDING OFFICE:

                                         Cooperatieve Centrale
                                         Raiffeisen-Boerenleenbank B.A.,
                                         "Rabobank International,"
                                         New York Branch
                                         245 Park Avenue
                                         36th Floor
                                         New York, New York  10167

                                         Telecopier Number (404) 877-9150

                                         Commitment Amount: $25,000,000

                                         COMERICA BANK,
                                         as a Bank
                                         (SEAL)


                                         By: /s/ David W. Shirey
                                             -------------------------------
                                            Name: David W. Shirey
                                            Title: Assistant Vice President

                                         LENDING OFFICE:

                                         Comerica Bank
                                         500 Woodward Avenue
                                         9th Floor, MC 3280
                                         Detroit, Michigan  48226

                                         Telecopier Number (313) 222-3330

                                         Commitment Amount: $10,000,000

                                         SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                         as a Bank
                                         (SEAL)


                                         By: /s/ Carl  E. Peoples
                                             -------------------------------
                                            Name: Carl E. Peoples
                                            Title: Vice President


                                         LENDING OFFICE:

                                         SouthTrust Bank, N.A.
                                         27th Floor
                                         Mail Code PT007
                                         One Georgia Center
                                         600 West Peachtree Street
                                         Atlanta, Georgia  30308

                                         Telecopier Number (404) 853-5766

                                         Commitment Amount: $10,000,000

                                         "ARRANGER"

                                         WACHOVIA SECURITIES, INC.


                                         By: /s/ Marshall Meier
                                             -------------------------------
                                            Name: Marshall Meier
                                            Title: Vice President


                                         LENDING OFFICE:

                                         Wachovia Bank, N.A.
                                         191 Peachtree Street, N.E.
                                         26th Floor
                                         Atlanta, Georgia  30303-1757

                                         Telecopier Number (404) 332-4005

                                          "CO-ARRANGER"

                                          BANCBOSTON ROBERTSON
                                          STEPHENS, INC.


                                         By: /s/ Steve DeMenna
                                             -------------------------------
                                            Name: Steve DeMenna
                                            Title: Managing Director


                                         LENDING OFFICE:

                                         BancBoston Robertson Stephens, Inc.
                                         100 Federal Street
                                         Boston, Massachusetts  02110

                                         Telecopier Number (617) 434-0637

                                    EXHIBIT A

                         FORM OF ASSIGNMENT AND ACCEPTANCE


                             ASSIGNMENT AND ACCEPTANCE

                              Dated ________ __, ____


                  Reference is made to the Credit Agreement dated as of June 22, 1999 (together with all amendments and modifications thereto, the "Credit Agreement" among Avado Brands, Inc., a Georgia corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Wachovia Bank, National Association, as Administrative Agent (the "Administrative Agent"), BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger. Terms defined in the Credit Agreement are used herein with the same meaning.

________________________________________ (the "Assignor") and
________________________________________ (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ________% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment [AND] a _____% interest (which on the Effective Date hereof is $__________) in the Revolving Loans owing to the Assignor (which on the Effective Date hereof is $__________)
[AND A ____% INTEREST IN THE SWING LOANS OWING TO THE ASSIGNOR (WHICH ON THE EFFECTIVE DATE HEREOF IS $_______)]
 .

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Revolving Loans [AND SWING LOANS] owing to it (without giving effect to assignments thereof which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note(s) for [a new Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignee) (new Notes as follows: a Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignor and a Note dated __________, ____ in the principal amount of $__________ payable to the order of the Assignee].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.4 thereof (or any more recent financial statements of the Borrower delivered pursuant to Sections 5.1.1 or 5.1.2 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution;
(iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                  4. The Effective Date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent and, if the Assignee is not a Bank prior to the Effective Date, to the Borrower for execution by the Borrower.

                  5. Upon such execution and acceptance by the Administrative Agent and execution by the Borrower, if the Assignee is not a Bank prior to the Effective Date, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.3 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                  6. Upon such execution and acceptance by the Administrative Agent and execution by the Borrower, if the Assignee is not a Bank prior to the Effective Date, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                               [NAME OF ASSIGNOR]


                               By:______________________________
                                  Title:________________________


                               [NAME OF ASSIGNEE]


                               By:______________________________
                                  Title:________________________


                               Lending Office:
                               [Address]

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Administrative Agent


                               By:______________________________
                                  Title:________________________


                               [IF THE ASSIGNEE IS NOT A BANK PRIOR TO THE
                               EFFECTIVE DATE]

                               AVADO BRANDS, INC.


                               By:______________________________
                                  Title:________________________

                                EXHIBIT B

                       FORM OF REVOLVING LOAN NOTE


                           REVOLVING LOAN NOTE

                              Atlanta, Georgia
                               June 22, 1999


                  FOR VALUE RECEIVED, the undersigned, AVADO BRANDS, INC., a Georgia corporation (the "Borrower"), promises to pay to the order of_____________________________ (the "Bank"), for the account of its Lending Office, the principal sum of ____________ Dollars ($_________), or such lesser amount as shall equal the unpaid principal amount of each Revolving Loan [AND SWING LOAN] made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Revolving Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Revolving Loans [AND SWING LOANS] made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof may be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Revolving Loan Note is one of the Notes referred to in the Credit Agreement dated as of June 22, 1999, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, National Association, as Administrative Agent, BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc. and BancBoston Robertson Stephens, Inc. (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for the provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  IN WITNESS WHEREOF, the Borrower has caused this Revolving Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                         AVADO BRANDS, INC.             (SEAL)


                                         By:_______________________________
                                            Louis J. Profumo
                                            Senior Vice President of Finance


                                         Attest:___________________________
                                                John G. McLeod, Jr.
                                                Secretary

           REVOLVING LOANS [AND SWING LOANS] AND PAYMENTS OF PRINCIPAL

                                             Amount
                                               of
                       Base Rate         Revolving Loan              Amount of
                       or Euro-                [OR                   Principal            Maturity                  Notation
Date                   Dollar Loan         SWING LOAN]               Repaid                 Date                    Made By

-----------------------------------------------------------------------------------------------------------------------------

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

-------------------------------------------------------------------------------

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING


                               NOTICE OF BORROWING

                               ________________, 199_


Wachovia Bank, National
 Association, as Administrative Agent
191 Peachtree Street, N.W.
Atlanta, Georgia 30303-1757
Attention:  Commercial Group

         Re: Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of June 22, 1999, by and among Avado Brands, Inc., Wachovia Bank, National Association, as a Bank and as the Administrative Agent, Bank Boston, N.A., as a Bank and as Syndication Agent, the other Banks from time to time party thereto, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger

Ladies and Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement.

         The Borrower hereby requests a Borrowing in the aggregate principal amount of $________________ to be made on ______________, _____, and for interest to accrue thereon at the rate established by the Credit Agreement for (check one):

         1.       _____   Base Rate Loans
         2.       _____   Euro-Dollar Rate Loans

         The duration of the Interest Period with respect thereto in the case of Euro-Dollar Rate Loans shall be (check one):

         1.       _____   1 month
         2.       _____   2 months
         3.       _____   3 months
         4.       _____   6 months

         If, immediately after the Borrowing requested herein, the outstanding balance of the Revolving Loans and Swing Loans following such Borrowing will be in excess of the aggregate outstanding principal balance of the Revolving Loans and Swing Loans immediately preceding such Borrowing, the Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such and after giving effect to the application, directly or indirectly, of the proceeds thereof):

                  (a)      no Default has occurred and is continuing; and

                  (b) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true.

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer as of this ____ day of __________,
_____.

                                         AVADO BRANDS, INC.



                                         By:_________________________________
                                            Title:___________________________

                                      EXHIBIT D


                                  FORM OF OPINION OF
                               COUNSEL FOR THE BORROWER


                                     June __, 1999


To the Banks, the Administrative Agent,
 the Syndication Agent, the Arranger
 and the Co-Arranger Referred to below
c/o Wachovia Bank,
 National Association, as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Ladies and Gentlemen:

                  We have acted as legal counsel to Avado Brands, Inc. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of June __, 1999, among the Borrower, the Banks from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger. Terms defined in the Credit Agreement are used herein as therein defined.

                  We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank, the Administrative Agent, the Syndication Agent, the Arranger and the Co-Arranger have been duly authorized by each Bank, the Administrative Agent, the Syndication Agent, the Arranger and the Co-Arranger.

                  When facts relevant to these opinions were not independently established by us, we have relied upon certificates of the Secretaries of the Borrower and the Subsidiary Guarantors. We have assumed the genuineness of all signatures, the authenticity of all documents delivered to us as originals, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  Upon the basis of the foregoing, and subject to the further qualifications and assumptions set forth below, we are of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all corporate powers required to carry on its business as now conducted. Each Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and has all corporate powers required to carry on its business as now conducted.

                  2. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of the Credit Agreement, the Notes, the Subsidiary Guaranty executed on the Closing Date and the other Loan Documents to which it is party (i) are within the Borrower's or such Subsidiary Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of (A) applicable law or regulation or (B) the articles or certificate of incorporation or by-laws of the Borrower or such Subsidiary Guarantor or (C) any material judgment, injunction, order or decree which to our knowledge is binding upon the Borrower or any Subsidiary Guarantor or (D) any material indenture, mortgage, deed of trust, loan agreement or other financial agreement or instrument (but not including leases) known to us which to our knowledge is binding on the Borrower or any Subsidiary Guarantor and (V) do not, to our knowledge, result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary Guarantor.

                  3. The Credit Agreement, the Notes, the Subsidiary Guaranty executed on the Closing Date and the other Loan Documents constitute valid and binding agreements of the Borrower and each Subsidiary Guarantor to the extent that each is party thereto, enforceable against the Borrower and each Subsidiary Guarantor, to the extent that each is party thereto, in accordance with its terms, except as such enforceability may be limited: (i) by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally and (ii) by general principles of equity (including, without limitation, the availability of equitable remedies).

                  4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, any Note or the Subsidiary Guaranty.

                  5. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  We are qualified to practice law in the State of Georgia and do not purport to be experts on any laws other than the federal laws of the United States and the laws of the State of Georgia, and this opinion is rendered only with respect to such laws. We have made no investigation of the laws of any other jurisdiction.

                                           Very truly yours,

                                    EXHIBIT E

                           FORM OF CLOSING CERTIFICATE

                                 AVADO BRANDS, INC.

                                CLOSING CERTIFICATE


         Reference is made to the Credit Agreement ("the Credit Agreement") dated as of June 22, 1999, among Avado Brands, Inc., the Banks listed therein, Wachovia Bank, N.A., as Administrative Agent, BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.1.3(E) of the Credit Agreement, the undersigned, Louis J. Profumo, Senior Vice President of Finance of Avado Brands, Inc., in his aforesaid official capacity and not personally, hereby certifies to the Administrative Agent and the Banks on behalf of the Borrower that (i) no Default has occurred and is continuing as of the date hereof, and
(ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in his aforesaid official capacity and not personally as of June 22, 1999.



                                    By:_________________________________
                                       Louis J. Profumo
                                       Senior Vice President of Finance
                                       for and on behalf of Avado Brands, Inc.

                                 EXHIBIT F

                       FORM OF SECRETARY'S CERTIFICATE


                           SECRETARY'S CERTIFICATE


         The undersigned, being the duly elected, qualified and acting Secretary of AVADO BRANDS, INC., a Georgia corporation (the "Corporation"), and, in such capacity, being duly authorized and empowered to issue this certificate on its behalf, does hereby certify that:

         1. Attached hereto as EXHIBITS A and B, respectively, are true, correct and complete copies of the Articles or Certificate of Incorporation and Bylaws of the Corporation, as in effect on the date hereof, and such Articles or Certificate of Incorporation and Bylaws are in full force and effect and, except as set forth in EXHIBIT A or EXHIBIT B, have not been amended or modified in any respect;

         2. On or prior to the date hereof, by unanimous consent of the Board of Directors of the Corporation, obtained in accordance with and pursuant to the Articles or Certificate of Incorporation and By-Laws of the Corporation, the resolutions set forth and described on EXHIBIT C were unanimously adopted and, being the only effective resolutions adopted by the Board of Directors of this Corporation (or any committee thereof) with respect to the matters referred to therein, remain unmodified and in full force and effect as of the date hereof;

         3. The following are the names of the duly elected officers of this Corporation now holding the respective offices indicated, and that the signature set forth opposite the name of each such officer is the true and genuine signature of such officer (complete as applicable):

Louis J. Profumo                                ______________________________
Senior Vice President of Finance                         (Signature)


John G. McLeod, Jr.                             ______________________________
Secretary                                                (Signature)

         IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary and the seal of the Corporation as of the 22nd day of June, 1999.

[CORPORATE SEAL]                                ______________________________
                                                John G. McLeod, Jr., Secretary

                                    EXHIBIT G

                          FORM OF COMPLIANCE CERTIFICATE


                              COMPLIANCE CERTIFICATE


         Reference is made to that certain Credit Agreement dated as of June 22, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Avado Brands, Inc., the Banks from time to time party thereto, Wachovia Bank, National Association, as a Bank and as Administrative Agent, BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger, as ascribed thereto in the Credit Agreement.

         Pursuant to Section 5.1.3 of the Credit Agreement, the undersigned, the [Chief Financial Officer/Chief Accounting Officer] of the Borrower, hereby certifies that (i) attached hereto as Annex 1 are the true and accurate calculations required to establish whether the Borrower was in compliance with Sections 5.4, 5.5, 5.6, 5.7 and 5.20 of the Credit Agreement as of the end of the Fiscal [Quarter/Year] ended __________, ____, each determined in accordance with the requirements of the Credit Agreement and
(ii) [no Default exists on the date hereof] [the following Defaults (including the details thereof) exist and the Borrower is taking or proposes to take the following actions with respect thereto]:

                            _________________________
                            _________________________
                            _________________________
                            _________________________

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as [Chief Financial Officer] and not personally as of the ____ day of __________, ____.


                                         By:_________________________________
                                            _______________________, as
                                            _________________,for and on
                                            behalf of Avado Brands, Inc.

                                   EXHIBIT H

                           FORM OF SUBSIDIARY GUARANTY


                              SUBSIDIARY GUARANTY


         THIS SUBSIDIARY GUARANTY (this "GUARANTY") is made by the undersigned (the "GUARANTOR"), to and in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the "Banks" defined and described below (in such capacity herein called the "ADMINISTRATIVE AGENT"), in connection with, and in furtherance of, the terms of that certain Credit Agreement, dated as of June 22, 1999, among AVADO BRANDS, INC., a Georgia corpora tion (the "BORROWER"), the "Banks" (as that term is defined therein; herein called the "BANKS"), the Administrative Agent, BankBoston, N.A., as Syndication Agent, Wachovia Securities, Inc., as Arranger, and BancBoston Robertson Stephens, Inc., as Co-Arranger, as it is now or hereafter may be amended or modified (the "CREDIT AGREEMENT"), and evidences the guaranty by the Guarantor of all "Obligations" (as that term is defined hereinbelow) of the Borrower to the Banks and the Administrative Agent subject to the terms and conditions set forth hereinbelow, being given in consideration of the extension, renewal or continuation of credit and other financial accommodations made or to be made by the Banks to the Borrower pursuant to the Credit Agreement, which the Guarantor acknowledges will result in direct and material benefit to it as a Consolidated Subsidiary of the Borrower. Capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement.

         Accordingly, for value received, the Guarantor hereby unconditionally guarantees to each Bank and the Administrative Agent, jointly and severally, the punctual payment, when due, whether at stated maturity, upon acceleration of maturity or otherwise, of all debts, liabilities and obligations of the Borrower to the Banks and the Administrative Agent arising under, pursuant to or in connection with the Credit Agreement, whether now or hereafter existing, including, without limitation, all unpaid principal of and any accrued but unpaid interest on, any Notes, all fees, charges and expenses payable or reimbursable by the Borrower to the Banks and/or the Administrative Agent under the Credit Agreement, and all costs of collection thereof and of this Guaranty, including reasonable attorneys' fees (including a reasonable allocation of the costs of any internal counsel) if any of the foregoing is sought to be collected by or through an attorney at law (herein collectively called the "OBLIGATIONS").

         The Guarantor consents that, at any time, and from time to time, either with or without consideration, the whole or any part of any security now or hereafter held for any Obligations may be exchanged, compromised or surrendered by the Administrative Agent or any of the Banks; the time or place of payment of any Obligations or of any security thereof may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part by the Administrative Agent or any of the Banks; the Borrower may be granted indulgences generally by the

Administrative Agent or any of the Banks; any of the provisions of any Note or any other instrument evidencing any Obligations or any security therefor may be modified or waived by the Administrative Agent or any of the Banks; any party liable for the payment thereof (including but not being limited to any co-guarantor) may be granted indulgences or released by the Administrative Agent or any of the Banks; neither the termination of existence, bankruptcy, lack of authority nor disability of the Borrower or the guarantor, shall affect the continuing obligation of Guarantor, and that no claim need be asserted by the Administrative Agent or any of the Banks against the custodian, trustee or debtor in bankruptcy or receiver of any bankrupt or insolvent guarantor; any deposit balance to the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, by the Administrative Agent or any of the Banks at, before and/or after the stated, extended or accelerated maturity of any Obligations; and the Administrative Agent or any of the Banks may release, discharge, compromise or enter into any accord and satisfaction with respect to any collateral for the Obligations, or the liability of the Borrower or Guarantor, or any liability of any other person primarily or secondarily liable on any of the Obligations, all without notice to or further assent by the Guarantor, who shall remain bound hereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, release, discharge or accord and satisfaction.

         In the event of dissolution or insolvency (as defined by the Georgia Uniform Commercial Code as in effect at the time) of the Borrower, or if a petition in bankruptcy be filed by or against the Borrower, or if a receiver be appointed for any part of the property or assets of the Borrower, the Guarantor agrees to pay to the Banks upon demand the full amount which would be payable here under by the Guarantor if all such Obligations were then due and payable.

         The Guarantor expressly waives: (a) notice of acceptance of this Guaranty and of all extensions or renewals of credit or other financial accommodations to the Borrower made by the Administrative Agent or any of the Banks pursuant to the Credit Agreement; (b) presentment and demand for payment of any of the Obligations; (c) protest and notice of dishonor or of default to the Guarantor or to any other party with respect to any of the Obligations or with respect to any security therefor; (d) any invalidity or disability in whole or in part at the time of the acceptance of, or at any time with respect to, any security for the Obligations or with respect to any party primarily or secondarily liable for the payment of the Obligations; (e) the fact that any security for the Obligations may at any time or from time to time be in default or be inaccurately estimated or may deteriorate in value for any cause whatsoever; (f) any diligence in the creation or perfection of a security interest or collection or protection of or realization upon the Obligations or any security therefor, any liability hereunder, or in respect of any party primarily or secondarily liable for the payment of the Obligations or any lack of commercial reasonableness in dealing with any security for the Obligations; (g) any duty or obligation on the part of the Administrative Agent or any of the Banks to ascertain the extent or nature of any security for the Obligations, or any insurance or other rights respecting such security, or the liability of any party primarily or secondarily liable for the Obligations, or to take any steps or action to safeguard, protect, handle, obtain or convey information respecting, or otherwise follow in any manner, any such security, insurance or other right; (h) any duty or obligation on the Administrative Agent or any of the Banks to proceed to collect the Obligations from, or to commence an action against, the Borrower, any other guarantor, or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Banks in favor of the Borrower or any other Person, despite any notice or request of the Guarantor to do so; (i) any rights of the Guarantor pursuant to Official Code of Georgia Section 10-7-24 or any similar or subsequent law;
(j) all other notices to which the Guarantor might oth erwise be entitled; and (k) demand for payment under this Guaranty.

         This is a guaranty of payment and not of collection. The liability of the Guarantor on this Guaranty shall be continuing, direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Borrower or any other Person or foreclosure of any security interest or liens available to the Banks. The Banks may accept any payment, plan for adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Borrower or any other guarantor without in any way affecting or discharging the liability of the Guarantor hereunder. If the Obligations are partially paid, the Guarantor shall remain liable for any balance of such Obligations. The Guaranty shall be revived and reinstated in the event any payment received by the Banks on any Obligations is required to be repaid or rescinded under present or future federal or state law or regulation relating to bankruptcy, insolvency or other relief of debtors.

         The Banks or the Administrative Agent, acting on their behalf, may, without notice to the Guarantor, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits, but the Administrative Agent shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of the Banks, as to so much of the Obligations as has not been sold, assigned or transferred.

         No delay or failure on the part of the Banks or the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Banks or the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         For the purpose of this Guaranty, the Obligations shall include all debts, liabilities and obligations of the Borrower to the Banks, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability thereof, and no such claim or defense shall impair or affect the obligations and liabilities of the Guarantor hereunder.

         Any amount received by the by the Administrative Agent or any of the Banks from whatever source and applied by it toward the payment of the Obligations shall be applied in such order of application as the Banks may from time to time elect in accordance with the applicable terms of the Credit Agreement.

         This Guaranty shall bind and inure to the benefit of the Banks and the Administrative Agent, and their respective successors and assigns, and likewise shall bind the Guarantor and its successors and assigns. If more than one Person shall execute this Guaranty, the term "Guarantor" shall mean, as used herein, all parties executing this Guaranty and all such parties shall be liable jointly and severally, one with the other and with the Borrower, for each of the undertakings, agreements, obli gations, covenants and liabilities provided for herein with respect to the Guarantor. This Guaranty contains the entire agreement and there is no understanding that any Person, other than the Guarantor shall execute this or a similar Guaranty as a condition to its effectiveness. Furthermore, no course of prior dealing between the parties, no usage of trade, and no parol or extrinsic evidence shall be used to supplement or modify any terms of this Guaranty; nor are there any conditions to the complete effectiveness of this Guaranty.

         THIS GUARANTY SHALL BE DEEMED ACCEPTED BY THE ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS IN THE STATE OF GEORGIA. THE PARTIES AGREE THAT THIS GUARANTY SHALL BE DEEMED, MADE, DELIVERED, PERFORMED AND ACCEPTED BY THE ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. WHEREVER POSSIBLE, EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

         THE GUARANTOR (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS GUAR ANTY, (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS GUARANTY, AND (C) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY FIRST CLASS POSTAGE PREPAID MAIL, ADDRESSED TO THE GUARANTOR AT THE LATEST ADDRESS OF THE GUARANTOR KNOWN TO THE ADMINISTRATIVE AGENT (OR AT SUCH OTHER ADDRESS AS THE GUARANTOR MAY SPECIFY FOR THE PURPOSE BY WRITTEN NOTICE TO SUCH EFFECT TO THE ADMINISTRATIVE AGENT). NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE ADMINISTRATIVE AGENT OR THE BANKS FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE GUARANTOR PERSONALLY, AND AGAINST ANY ASSETS OF THE GUARANTOR, WITHIN ANY OTHER STATE OR JURISDICTION.

         The Guarantor expressly waives, for the Administrative Agent's and the Banks' collective benefit and the benefit of the Borrower and any other guarantor, maker or endorser of the Obligations, any and all claims or actions against Borrower, any other guarantor, maker or endorser of the Obligations and any and all rights of recourse against any property or assets of Borrower, any other guarantor, maker or endorser of the Obligations (including without limitation, any security for the Obligations) arising out of or related to any payment made by the Guarantor under this Guaranty, including, without limitation, any claim of the Guarantor for subrogation, reimbursement, exonera tion, contribution or indemnity that the Guarantor may have against the Borrower, any other guarantor, maker or endorser of the Obligations, and any benefit of, and any other right to participate in, any security for the Obligations or any guaranty of the Obligations now or hereafter held by the Administrative Agent or any of Banks. The waiver contained in this paragraph shall continue and survive until the termination of this Guaranty and the full payment and satisfaction of the Obligations.

         NOTWITHSTANDING ANY TERM OF THIS GUARANTY WHICH IS, OR MAY BE CONSTRUED TO BE, TO THE CONTRARY, IT IS THE MUTUAL INTENT OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS THAT GUARANTOR'S MAXIMUM LIABILITY ARISING HEREUNDER IN RESPECT OF THE OBLIGATIONS SHALL NOT, IN ANY EVENT, EXCEED THE MAXIMUM AMOUNT PERMITTED BY APPLICABLE FEDERAL BANKRUPTCY, STATE INSOLVENCY, OR SIMILAR LAWS AFFECTING THE ENFORCEMENT OF CREDITORS' RIGHTS GENERALLY ("APPLICABLE LAW"). TO THAT END, BUT ONLY TO THE EXTENT THAT THE OBLIGATIONS OF THE GUARANTOR HEREUNDER, OR ANY PORTION THEREOF, WOULD OTHERWISE BE SUBJECT TO AVOIDANCE UNDER APPLICABLE LAW IF THE GUARANTOR IS NOT DEEMED TO HAVE RECEIVED VALUABLE CONSIDERATION, FAIR VALUE OR REASONABLY EQUIVALENT VALUE FOR THE INCURRENCE THEREOF, THE GUARANTOR'S OBLIGATIONS HEREUNDER SHALL BE REDUCED TO THAT AMOUNT WHICH, AFTER GIVING EFFECT THERETO, WOULD NOT RENDER THE GUARANTOR INSOLVENT, OR LEAVE GUARANTOR WITH AN UNREASONABLY SMALL CAPITAL TO CONDUCT ITS BUSINESS, OR CAUSE GUARANTOR TO HAVE INCURRED DEBTS (OR INTENDED TO HAVE INCURRED DEBTS) BEYOND ITS ABILITY TO PAY SUCH DEBTS AS THEY MATURE, AT THE TIME SUCH OBLIGATIONS ARE DEEMED TO HAVE BEEN INCURRED UNDER APPLICABLE LAW. AS USED HEREIN, THE TERMS "INSOLVENT" AND "UNREASONABLY SMALL CAPITAL" SHALL LIKEWISE BE DETERMINED IN ACCORDANCE WITH APPLICABLE LAW. THIS SECTION IS INTENDED SOLELY TO PRESERVE THE RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS HEREUNDER TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NEITHER GUARANTOR NOR ANY OTHER PERSONS SHALL HAVE ANY RIGHT OR CLAIM UNDER THIS PARAGRAPH THAT WOULD NOT OTHERWISE BE AVAILABLE UNDER APPLICABLE LAW.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed under seal as of __________________, ____.



                                      By:________________________________
                                         Title:__________________________


                                      Attest:____________________________
                                             Title:______________________

Accepted:

WACHOVIA BANK, NATIONAL
ASSOCIATION, AS ADMINISTRATIVE AGENT


By:__________________________
   W. Tompkins Rison
   Vice President